UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 30, 2011

TRANSAX INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)
Colorado (State or other jurisdiction of incorporation)	0-27845 (Commission File Number)	90-0287423 (IRS Employer Identification No.)

South Part 1-101, Nanshe Area, Pengnan Industrial Park on North Yingbinbei Road in Waisha Town of Longhu District in Shantou, Guangdong, China	515023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 754 83238888

1133 S. University Drive, Suite 210, Plantation, Florida 33324
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY PARAGRAPH

On January 6, 2012 we filed a Current Report on Form 8-K in connection with our acquisition of Big Tree International Company Limited.  We are amending the 8-K to provide additional disclosure in response to comments we received from the staff to the Securities and Exchange Commission. This Form 8-K/A speaks only as of the original filing date of the 8-K and does not reflect events that may have occurred subsequent to the original filing date.

Item 1.01                      Entry into a Material Definitive Agreement.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The following agreements were entered into in connection with the acquisition of  Big Tree International Company Limited, a Brunei company, ("BT Brunei"):

The Share Exchange Agreement and Related Transactions

On March 18, 2011 Lins (HK) International Trading Limited ("BT Hong Kong"), was formed in Hong Kong. On April 13, 2011, BT Hong Kong acquired 100% of the equity interest in Big Tree International Company, a Brunei company, ("BT Brunei").  On July 5, 2011 BT Brunei acquired 100% of the  equity interest in Shantou Big Tree Toys Co., Ltd. (“BT Shantou”) from its shareholders, Mr. Wei Lin and his wife, Ms. Guihong Zheng, in exchange for its agreement to pay them RMB5,000,000 (approximately $774,881).  On October 13, 2011, BT Shantou received its business license as a wholly foreign owned enterprise (“WFOE”) that recognizes BT Brunei as its sole shareholder.

Transax International Limited (“we,” “us,” “our,” "TNSX" or the "Company") was incorporated in the State of Colorado in 1987. The Company currently trades on the OTCBB  market under the symbol "TNSX" and the Frankfurt and Berlin Stock Exchanges under the symbol "TX6". Prior to April 4, 2011, the Company, through its subsidiary, Medlink Conectividade em Saude Ltda (“Medlink Conectividade”) was an international provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company's MedLink Solution enabled the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions. On April 4, 2011, TNSX sold 100% of its interest in its operating subsidiary.  Since April 4, 2011, TNSX has had no revenues and has been seeking through a merger or similar transaction an operating business.

In anticipation of the Reorganization discussed below, on December 29, 2011 BT Hong Kong entered into an Option Agreement with the former shareholders of BT Shantou (the “Option Agreement") whereby these former shareholders have a five year right to acquire up to 6,500,000 shares of our unregistered common stock (the “Acquisition Shares") from  BT Hong Kong, upon the occurrence of the conditions described below. The optionees who are parties to the Option Agreement are the two former shareholders of BT Shantou,  including Mr. Wei Lin, who will receive 96% of the total shares, or 6,240,000 shares, and Ms. Guihong Zheng, who will receive 4% of the total shares, or 260,000 shares. Both of these shareholders are senior executives or senior level employees of BT Shantou.

Condition	Number of Shares which may be acquired
Entry by TNSX, BT Brunei and BT Hong Kong into the Share Exchange Agreement, which condition was met on December 30, 2011.	2,166,667
TNSX achieving not less than $30,800,000 in Gross Revenues, as determined under US GAAP for any consecutive 12 months during the period from January 1, 2012 through December 31, 2013 (the " Revenue")..	2,166,667
TNSX achieving not less than $2,400,000 in pre-tax profits, as determined under US GAAP for any consecutive 12 months during the period from January 1, 2012 through December 31, 2013 (the "profit").	2,166,666

We accounted for the Acquisition Shares as paid in capital as part of the Share Exchange Agreement discussed below and the Option Agreement has no accounting impact on us.

On December 30, 2011, we entered into debt exchange agreements (the “Debt Exchange Agreements”) with the holders of $848,878.39 in our outstanding debt whereby we exchanged 820,016 shares of our Series B convertible preferred stock (the “Series B Convertible Preferred Stock”) for this debt.  The following table sets forth the name of the debt holder, amount of debt exchanged and number of shares exchanged:

Name of Holder of Debt	Amount of Debt to be Exchanged	No. of Shares of Series B Convertible Preferred Stock to be Exchanged
Stephen Walters	$122,163.92	118,010
Carlingford Investments Limited	151,309.58	146,165
CFO Oncall, Inc.	37,092.00	35,831
China Direct Investments, Inc.*	538,312.89	520,010
Total	$848,878.39	820,016

*China Direct Investments, Inc. purchased this debt acquired from Stephen Walters for $75,000.00 pursuant to a Bill of Sale and Assignment dated December 30, 2011.

Each share of the Series B Convertible Preferred Stock is automatically convertible into one share of our common stock, $0.00001 par value after giving effect to an anticipated 1 for 700 reverse stock split of our Common Stock.  (the “Reverse Stock Split”) following the date on which we shall have filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Colorado increasing the number of our authorized shares of our common stock or upon completion of the Reverse Stock Split without any action of the holders of the Series B Convertible Preferred Stock.  The number of shares in which the Series B Convertible Preferred Stock are convertible into is not subject to adjustment unless, during the time the shares are outstanding, we were to declare a stock dividend or make other distributions of our common stock or if we were to merge with or transfer our assets to an unrelated entity.

On December 30, 2011, TNSX entered into a Share Exchange Agreement (the “Share Exchange Agreement") among TNSX, BT Brunei and its shareholder BT Hong Kong. Under the Share Exchange Agreement, we exchanged 6,500,000 shares of TNSX's Series C Convertible Stock (the "Series C Preferred Stock") to acquire 100% of the issued and outstanding shares of BT Brunei from its sole shareholder BT Hong Kong. Each share of the Series C Preferred Stock is convertible into one share of our common stock after giving effect to a 1 for 700 reverse stock split (the “Reverse Stock Split”) and will represent approximately 65% of the issued and outstanding shares of TNSX’s common stock,  and is hereinafter referred to as the “Exchange”. On December 30, 2011, BT Hong Kong became a shareholder of TNSX. The Share Exchange Agreement was approved by our Board of Directors on December 30, 2011 and no approval of our shareholders was necessary under Colorado law. The transaction will be accounted for as a reverse merger and recapitalization of BT Brunei whereby BT Brunei is considered the acquirer for accounting purposes and the 6,500,000 shares of our Series C Preferred Stock were accounted for as paid in capital of  TNSX. As a result of the consummation of the Share Exchange, BT Brunei and BT Shantou are now our wholly-owned subsidiaries.

As compensation for services under the December 30, 2011 consulting agreement we entered into with China Direct Investments, Inc. and its affiliate Capital One Resource Co., Ltd. (collectively, “China Direct”), we issued China Direct Investments 2,542,743 shares of our Series B Convertible Preferred Stock.  Each share of the Series B Preferred Stock is convertible into one share of our common stock after giving effect to the Reverse Stock Split. The services China Direct provided to us included an evaluation of several different business opportunities, including the acquisition of BT Brunei and BT Shantou. The Series B Preferred Stock issued to China Direct will be accounted for as an expense of our company prior to the merger and recapitalization with BT Brunei and the resulting effect in net equity was eliminated upon completion of the reverse merger and recapitalization with BT Brunei.

On December 30, 2011, Mr. Wei Lin was appointed as a member and Chairman of our Board of Directors and our Chief Executive Officer, Mr. Jiale Cai as our Chief Financial Officer and Chaojun Lin as was appointed as a member of our Board of Directors in connection with our acquisition of BT Brunei. Chaojun Lin is unrelated to Wei Lin. Mr. Wei Lin and Ms. Zheng are related parties to our company as they are the former shareholders of BT Shantou and officers and directors of BT Shantou and Mr. Lin is an officer and director of our company. Mr. Dore Scott Perler is the sole director of BT Hong Kong and BT Brunei. Also on December 30, 2011, Stephen Walters and Laurie Bewes resigned as directors and all offices they held with our company.  On December 30, 2011, Mr. Lin and Ms. Lin appointed Chaoqun Xian as a director of our company.

We plan to seek the approval of a majority of our shareholders in order to amend our articles of incorporation to effectuate the Reverse Stock Split as required under the Colorado Corporate Code.  If our shareholders approve the Reverse Stock Split, each seven hundred (700) shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the Reverse Stock Split, will become one (1) share of the same class of our common stock on the effective date of the Reverse Stock Split.

The Reverse Stock Split was one alternative we considered at the time we entered into the Share Exchange Agreement to acquire BT Brunei as part of the financing for this transaction. Based on our capitalization at the time we were negotiating to acquire BT Brunei, we only had approximately 3,921,040 shares (without giving effect the Reverse Stock Split), or 3.9% of our total authorized and unissued common stock available for issuance. These shares were not sufficient to complete the acquisition of BT Brunei. In order to enable us to complete this acquisition on terms acceptable to BT Brunei and pay the fees payable to China Direct due under our consulting agreement with that firm through the issuance of our common stock, we agreed to pay the purchase price for the acquisition, as well as the fees payable to China Direct, through our issuance of convertible preferred stock.

FORM 10 DISCLOSURE

Following the transaction between TNSX and BT Hong Kong, our business and operations are now those of BT Brunei and its wholly-owned subsidiary BT Shantou.  The information which appears on our web site is not part of this report.

Our Corporate Structure

Shantou Big Tree Toys Co., Ltd. (“BT Shantou”), our principal operating subsidiary in the People’s Republic of China (the “PRC”) was established under the laws of the PRC on November 21, 2003.

Big Tree International Co., Ltd. (“BT Brunei”) was formed in the State of Brunei Darussalam by a Hong Kong company Lins (HK) International Trading Limited (the “BT Hong Kong”) on April 13, 2011.

On July 5, 2011, BT Brunei agreed to acquire 100% of the equity interest of BT Shantou in exchange for payment of RMB 5,000,000 (approximately US$774,881) to the shareholders of BT Shantou. On September 6, 2011, Bureau of Foreign Trade and Economic Cooperation of Shantou approved the acquisition to be effective as of October 13, 2011. BT Shantou received its business license as a wholly foreign owned enterprise ( “WFOE”) that recognizes BT Brunei as its sole shareholder.

Transax International Limited ("TNSX") is a U.S. holding company, incorporated in the State of Colorado in 1987.  As a result of the reorganization plan, discussed below, TNSX now owns a 100% equity interest in BT Brunei and its wholly-owned subsidiary BT Shantou.

 The chart below illustrates the current corporate structure of  TNSX:

The Reorganization

In February 2011, the shareholders of BT Shantou, Mr. Wei Lin and Ms. Guihong Zheng, (the "BT Shantou Shareholders") developed a plan to expand and obtain the benefits of a U.S. public company (the “Reorganization").  A key element of the Reorganization was to enter into a transaction with a public shell company in the United States by which the public shell company, would acquire operations based in the PRC, all in compliance with PRC law.

To accomplish this step, BT Hong Kong formed BT Brunei to acquire BT Shantou.  The second step in the Restructuring was for the BT Shantou shareholders to transfer their ownership interest in BT Shantou to BT Brunei.  The third step was for BT Brunei and BT Hong Kong to enter into and complete a transaction with a U.S. public reporting company whereby that company would acquire BT Brunei.

To accomplish the first step in the Reorganization plan, BT Hong Kong was formed by Mr. Dore Scott Perler under the laws of Hong Kong on March 18, 2011. On April 13, 2011 BT Hong Kong formed BT Brunei under the laws of the State of Brunei Darussalam.  As part of the second step, on July 5, 2011 BT Brunei acquired 100% of the equity interest in  BT Shantou from the BT Shantou Shareholders, Mr. Lin and Ms. Zheng, at the price of RMB 5,000,000 (approximately US$774,881). On September 6, 2011, the Bureau of Foreign Trade and Economic Cooperation of Shantou approved the acquisition to be effective as of October 13, 2011. BT Shantou received its business license as a wholly foreign owned enterprise (“WFOE”) that recognized BT Brunei as its sole shareholder. BT Shantou then became a wholly-owned subsidiary of BT Brunei. As part of the second step of the Reorganization plan, the former shareholders of BT Shantou, Mr. Lin and Ms. Zheng, entered into an option agreement (the ”Option Agreement”) with BT Hong Kong that allows them to purchase for a nominal amount,  the shares of  the U.S. public reporting company held by BT Hong Kong.  Thereafter BT Shantou could undertake the third and final step of the Restructuring to enter into and complete a transaction with a U.S. public reporting company whereby that company would acquire BT Brunei.

The Reorganization and acquisition of  BT Shantou was structured to comply with the New M&A Rules discussed on page 14 of this report “Regulation of foreign exchange in certain onshore and offshore transactions.”  Under the New M&A Rules, the acquisition of PRC companies by foreign companies that are controlled by PRC citizens who are affiliated with BT Shantou is strictly regulated and requires approval from the Ministry of Commerce, which approval is burdensome to obtain.  Such restrictions, however, do not apply to foreign entities which are controlled by foreign persons.  These restrictions apply only at a “snapshot in time that occurs at the time PRC companies are acquired by a foreign entity.  In our case, this was effective on July 5, 2011 when BT Brunei acquired 100% of the equity interests of BT Shantou from the BT Shantou Shareholders for aggregate consideration of RMB5,000,000 (approximately $774,881) which was the registered and fully paid up capital of BT Shantou.  At that time BT Brunei was owned 100% by BT Hong Kong , and BT Hong Kong was owned 100% by Dore Perler, a U.S. citizen, as trustee for Mr. Wei Lin. BT Brunei’s acquisition of BT Shantou was a cross-border transaction governed by and permitted under the New M&A Rules.

Since the New M&A Rules would have prohibited the BT Shantou Shareholders who were PRC citizens from immediately receiving a controlling interest in TNSX in a share exchange as consideration for the sale of their interest in BT Shantou, the BT Shantou Shareholders and BT Hong Kong instead agreed that they would enter into an Option Agreement to grant those BT Shantou Shareholders the right to acquire all of BT Hong Kong’s interest in TNSX.  However, there is no prohibition under PRC laws for those former BT Shantou shareholders to acquire an interest in TNSX after the acquisition of BT Brunei and its wholly-owned subsidiary, BT Shantou, were consummated.

As part of the first and second steps of the Reorganization, BT Hong Kong and the BT Shantou Shareholders entered into the Option Agreement. The Option Agreement was succeeded by and developed in connection with the Share Exchange. These agreements taken together provided the BT Shantou Shareholders with a process under which they could purchase for a nominal amount the shares held by BT Hong Kong. The Option Agreement provides for the former BT Shantou Shareholders to obtain legal ownership of TNSX’s shares issued to BT Hong Kong in the Share Exchange. The Option Agreement enables the BT Brunei and BT Shantou Shareholders to purchase 6,500,000 shares (after giving effect to a planned 700 for 1 reverse stock split) of TNSX (the “Option Shares") from BT Hong Kong for a nominal amount per share provided that BT Brunei enters into a Share Exchange Agreement with BT Hong Kong and TNSX meets certain performance targets for the period January 1, 2012 through December 31, 2013.

The Option Agreement reflects the intent and purpose of the parties in undertaking and accomplishing the Restructuring. And, following completion of the third step in the Restructuring, the Option Agreement is the operative agreement for all purposes with respect to the relationship of the BT Brunei and BT Shantou Shareholders to the TNSX.

Under the Option Agreement, BT Hong Kong has legal title to the shares of the Company’s preferred stock issuable under the Share Exchange Agreement and is entitled to elect two directors to TNSX’s Board of Directors. Under the Option Agreement, the BT Shantou Shareholders have the right to obtain the economic benefits of the Option Shares by purchasing them from BT Hong Kong for a nominal amount upon the Company entering into the Share Exchange Agreement and it's attaining the specified financial thresholds in the agreement which trigger their purchase rights.

On December 30, 2011, the goal of the Reorganization was realized when TNSX entered into and completed a share exchange agreement with BT Hong Kong and BT Brunei. At that time TNSX was controlled by its public shareholders who owned approximately 100% of its common stock.  Pursuant to the Share Exchange Agreement, TNSX acquired 100% of the equity of BT Brunei from BT Hong Kong in exchange for the issuance of an aggregate of 6,500,000 shares of the Series C Preferred Stock. As a result of this transaction, TNSX is a holding company which, through its direct ownership of BT Brunei and BT Shantou, now has operations based in the PRC.

BUSINESS

The Company’s main business focus is to function as a “one stop shop” for the sourcing, distribution and specialty manufacturing of toys and related products.  The Company conducts these operations through both BT Brunei and our BT Shantou subsidiary. We are located in Shantou City of Guangdong province, the geographical region well-known for toys manufacturing and exporting in China. We are not a manufacturer.  Since its inception in 2003 , BT Shantou has provided a number of procurement services for international toy distributors and wholesalers, including identifying, evaluating, and engaging local manufacturers for supply of toys, as well as to arrange for original equipment manufacturing ("OEM") services in which local OEMs produce toy products to the specific specifications of one of our customers. BT Brunei’s operations are focused on procurement services for export customers, although we did expand our services in 2011 and began arranging for OEM services for our customers.  During the first nine months of 2011 approximately 65% of our revenues were derived from procurement services and approximately 35% were derived from arranging for OEM services.  We sources a wide variety of 800,000 toys made of plastic, wood, metal, wool, and electronic materials, primarily targeting children from infants to teenagers. We enable our customers to view these toys either through our website or at our extensive toy showroom of approximately 21,528 square feet located in Shantou, China. Customers can easily contact our online representatives for inquiry and place orders, or visit the toy showroom and choose from the displayed toy samples provided by our manufacturing partners.

In a move to expand our business in 2009, BT Shantou developed a proprietary construction toy consisting of plastic pieces that can plug-in together to make a wide variety of objects, and  which we refer to as our Magic Puzzle (3D).   We registered the patents for its utility model and appearance design in Hong Kong and mainland China during 2010 and 2011. On June 1, 2010, BT Shantou entered into a 10-year contract manufacturing agreement with a local toy manufacturer Shantou Xinzhongyang Toy Industrial Co., Ltd.  (“Xinzhongyang”) to produce this proprietary toy under the name of Big Tree Educational Magic Puzzle (the “Big Tree Magic Puzzle”). The Big Tree Magic Puzzle are currently promoted and distributed in the Chinese domestic market only through BT Shantou’s online store and at six Dennis Department Store locations. The Chief Executive Officer of BT Shantou, Ms. Guihong Zheng, owns a  16.7% equity interest in Xinzhongyang. Ms. Zheng is the wife of  the Chairman of BT Shantou Mr. Wei Lin.  Mr. Lin, our Chairman and Chief Executive Officer , owns the remaining 83.3% equity interest in Xinzhongyang.

 Product Description

We source a wide variety of more than 800,000 toys made of plastic, wood, metal, wool, and electronic materials, primarily targeting at children from infants to teenagers. These toys include, but are not limited to, infant appliances, games, balls, dolls, stuffed toys, transformers, racing track sets, play sets, water toys, and educational toys. The offered toys can be operated by battery, manual power, wire control, remote control, voice control, infrared ray control, and other applications.

Our proprietary Big Tree Magic Puzzle (3D) cater to  consumers ranging from minor children to adults. Big Tree Magic Puzzle  (3D) are composed of 18 assembly parts made of ABS environmental-friendly plastic materials in multiple shapes including, but not limited to, squares, triangles, right-angled connectors, etc.   ABS, or acrylonitrile butadiene styrene, is a recyclable polymer which is used in many consumer products in part as a result of its dimensional stability.   The Magic Puzzle adopt an innovative plug-in design that goes beyond the traditional planar and linear plug-in to achieve the transformations among the common and unconventional shapes such as diamond, sphere and dynamic warping, etc. Each assembly part offers 10 color choices that encourage children to learn colors and shapes in an interesting and attractive playing environment

Patents and Trademarks

We have  registered the design of our proprietary Big Tree Magic Puzzle (3D Blocks) with and were granted an eight year patent by the Intellectual Property Department of the Hong Kong Special Administrative Region in 2010. We have also obtained the patents for utility model and design from the State Intellectual Property Office of the People’s Republic of China (the "IPO") during 2010 and 2011. Based on our patent registrations, and applicable Hong Kong and PRC laws, we have the exclusive right on the proprietary Big Tree Magic Puzzle (3D Blocks)  in Hong Kong and mainland China,  and can prevent other competitors from making, using, selling, or distributing the patented invention without our permission during the term. The registration information of the patents is listed in the table below:

Patent	Title of Invention	Granting Agency	Term	Patent No.	Region
Short-term Patent	Assembled Toy Plug-in Blocks	Patents Registry of Intellectual Property Department	Eight years starting on December 18, 2009	HK1133784	Hong Kong
Registration of Design	Toy bricks	Design Registry Intellectual Property Department	Five years starting on December 16, 2009	0902157.3	Hong Kong
Utility Model	Assembled Toy Plug-in bricks	SIPO	Ten years starting on January 12, 2011	ZL. 2009 2 0292981.6	PRC
Registration of Design I	Toy bricks	SIPO	Ten years starting on August 18, 2010	ZL 2010 3 0103327.4	PRC
Registration of Design II	Toy bricks	SIPO	Ten years starting on August 18, 2010	ZL 2009 3 0680023.1	PRC

In addition, we sell some of our products under two brand names and registered trademarks listed in the table below.  Our trademarks have been registered with the Trademark Office of the State Administration for Industry and Commerce of the People’s Republic of China (the “SAIC”). Based on our trademark registration and applicable PRC laws, we have the exclusive right to use a trademark for products and services for which the trademark has been registered with the SAIC. A trademark registration is valid for 10 years commencing from the approval date.

Brand Name	Trademark	Class/Products	Validity Term	SAIC Registration No.
Big Tree Carnival	大树嘉年华 Big Tree Carnival	28/game stations, magician gears, toys, chesses, sport balls, fitness apparatus, exercise instruments, swimming pools for entertainment purpose, roller skates, adornments (except for lights and candies) for Christmas tree	From September 14, 2010 to September 13, 2020	7012858
Bigtree		28/game stations, magician gears, toys, chesses, sport balls, fitness apparatus, exercise instruments, swimming pools for entertainment purpose, roller skates, adornments (except for lights and candies) for Christmas tree	From December 14, 2010 to December 13, 2020	6987896

Certifications

For our sourcing business, we require all of our  manufacturer partners to provide Export Toy Quality Licenses as mandated by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China (the “AQSIQ”) and Certification and Accreditation Administration of the People’s Republic of China (the “CNCA”).  In cases where  international distributors demand additional product testing, facility auditing, and/or quality certifications, we would evaluate and identify the qualified local manufacturers to source goods in compliance with the desired standards set by the distributors.   To facilitate these services, we evaluate the specific distributor requirements and source local OEMs or other third parties who should have the requisite experience or qualifications to provide the additional services utilizing a generally available database.  We then facilitate the engagement of the appropriate local OEM or third party to provide these additional services.  If requested as part of the order from the distributor, we may also further coordinate with the local OEM, including providing product samples to the designated third party testing center for product testing and/or quality certifications.  In the instance of facility auditing, we may coordinate with the parties to ensure that the auditing process is completed in a timely manner.  The costs of these additional services are generally borne by us and are included in our costs of sales.

We have 1 quality control professional who works in close coordination with our sales and marketing staff to provide services for our customers.   China's toy industry has been regulated since early 2007 by the expansion of the nation's compulsory certification system to include toy products. Regulations require a manufacturers to apply for China Compulsory Certification (CCC) from the nation's Certification and Accreditation Administration (CNCA). Toys are subject to inspection and certification review and no toy products without CCC are permitted to leave a factory.   We seek to strictly comply with quality control regulations for preproduction, mass production, and final inspection utilizing the AQL (Acceptable Quality Level) Major 2.0/Minor 4.0 adopted by the standard ISO 8124 series set by International Standards Organization as well as ANSI/ASQ Z1.4 released by American Society for Quality.  In addition, the quality control standards for products distributed are in compliance with GB 6675-2003 Chinese National Safety Technical Code for Toys released by National Technical Committee of Standardization for Toys. On the timely manner, we issue quality control report and keep the pictures for process control and loading. The service package covers production supervision, quality control, shipment, and after-sale services.

Products exported outside of China generally are required to comply with various quality control standards and in some instances certifications fixed by the destination country.  For example, the products supplied to European countries, including Great Britain, are required to comply with the quality control standards determined by the European standard EN71 series that are composed of 11 parts to specify safety requirements for toys which were established by the European Committee for Standardization.  The products distributed to the European countries are required to bear the CE (Conformité Européenne or "European Conformity") mark which is a mandatory conformity mark for products placed on the market in the European Economic Area (EEA). With the CE marking on a product the manufacturer self-certifies that the product conforms with the essential requirements of the applicable EC directives.   Toys imported into Mexico are required to conform to NOB 015/10-SCF/SSA-1994 and related rules which regulate toy safety, including limits on the use of paints and dyes, labeling and testing methods.  Lastly, products exported to the United States are required to comply with quality control regulations specified by ASTM F963 Standard Consumer Safety Specification on Toy Safety set by American Society for Testing and Materials (ASTM) and Consumer Product Safety Improvement Act of 2008.  The products which may be distributed to the United States are required to be comply with the certifications and approvals set by ASTM F963 standards and the Consumer Product Safety Improvement Act of 2008.  As part of our services we internally confirm the compliance with the applicable quality control and certification standards of the destination countries, and further confirmation of conformity to these standards is provided by CNCA at the time of the shipment from China.

Our proprietary Big Tree Magic Puzzle 3D are manufactured under GB6675-2003 National Safety Technical Code for Toys targeting children under 14, a Chinese national product standard set by Standardization Administration of China (the “SAC”) which define and establish toy safety understanding and implement technical specifications for the toy manufacturing industry. On January 13, 2010, we received China Compulsory Product Certification for Big Tree Magic Puzzle 3D from the Certification Center of Light Industry Council (the “CCLC”), an independent certification institution in China. The certification is valid until December 1, 2014.

Customers

Our customers for our toy sourcing business consist of distributors, trading companies, and wholesalers primarily located in mainland China, Hong Kong, Europe, Mexico, South America, Asia and the United States.   From a geographic perspective, outside of Asia which represented a majority of our revenues, Great Britain and Mexico represented 14% and 10% of our total revenues, respectively during the first nine months of 2011.   We have a limited amount of sales to customers in the U.S., representing approximately 1% of our sales during the first nine months of 2011.   During the first nine months of 2011, our top five customers represented approximately 37% of our total revenues, and one of those customers, Pacific Toys (HK) Limited represented 10% of our total revenues. The products sourced to these top five customers are primarily battery-operated and non-battery operated plastic toys.

Our  Big Tree Magic Puzzle (3D)  are currently marketed directly to consumers in China through our sales locations in Dennis Department Stores and our online store at Taobao Mall (www. Tmall.com), the largest B2C online retailing platform in China. Sales from this segment represent less than 1% of our total revenue during the first nine months of 2011.  Subject to the availability of sufficient capital, management intends to expand the number of sales locations by opening or acquiring additional stores in China in 2012.  We also expect to use our existing distribution channels to increase sales of this propriety product.

Sales and Marketing

In our toy sourcing and distribution business, we market primarily through our company website (www.bigtreetoys.com) and our 21,500 square feet toy showroom in Shantou, China. Customers can either browse the lines of toys on the website and contact our online representatives for inquiry and place orders, or visit the toy showroom and choose from the displayed toy samples provided by our manufacturing partners. We also market as well as provide customer support actively seek and serve customers who reach us through company website and/or facility visit to ask for OEM production sourcing. We have 26 full-time salesmen working in the Shantou headquarters dedicated to the distribution business. They are compensated based on salary and performance bonus at management’s discretion.

We market our Big Tree Magic Puzzle (3D)  through current sales locations in  six Dennis Department Store locations in Henan province in China.  On January 1, 2011 we entered the one-year Joint Sales Contract with Dennis Department Stores that allows us to have a 20-square-meter sale counter dedicated to the sale of Big Tree Magic Puzzle (3D) in each of its six designated stores in Henan. Dennis charges us a certain percentage of sales as a commission in addition to a monthly management fee of RMB 200 (or approximately $32) pursuant to the terms of the Joint Sales Contract. We manage the sale counters for the display, pricing, quality warranty, and customer services. We currently have nine sales employees working at these locations.

In August 2011, we entered into a B2C Service Agreement with Taobao (China) Software Co., Ltd. and Zhejiang Taobao Network Co, Limited, the affiliates of Alibaba Group, the leading e-commerce company in China, to open a retailer account at Taobao Mall (www.tmall.com), the largest B2C online retailing platform in China.  Our retailer account operating under the name of Big Tree Toys Flagship Store (the “Taobao store”) is dedicated to the marketing and sale of our Big Tree Magic Puzzle (3D). We currently have two full time employees servicing the Taobao store.

For the first nine months of 2011,  sales of Big Tree Magic Puzzle (3D) represented approximately 0.3% of our total revenues.

Suppliers

We source our customer orders from local qualified manufacturers and trading companies. We also monitor  the quality control process  at the manufacturers’ facilities and inspect final products upon delivery.  The products are then shipped to our warehouse where we pack customer orders into containers for shipping. For the first nine months of 2011, our top four suppliers represented 89.7% of our total purchase. During the period, our  biggest supplier Universal Toys Trading (Hong Kong) Limited (the “Universal Toys”), a related party , accounted for approximately 83.3% of our total purchases. The other three suppliers, all of whom are unrelated parties, are all local toy manufacturers and each of them represented less than 10% of our total purchase.

The sole shareholder of Universal Toys is Mr. Xiaodong Ou,  brother-in-law of the Chairman of BT Shantou,  Mr. Wei Lin.

On June 1, 2010 BT Shantou entered into a 10-year contract manufacturing agreement with Xinzhongyang to produce the Big Tree Magic Puzzle (3D). Pursuant to the agreement, BT Shantou is responsible for product research and development and providing the designs and technical support to Xinzhongyang for production. BT Shantou has contracted to place a monthly order on the fifth day of each month, and Xinzhongyang is required to confirm the order within three business days upon the receipt of the order and begin delivery of the products at Xinzhongyang’s facility on the 15th day after the receipt of the order. For the first nine months of 2011, the orders from Xinzhongyang represented about 0.6% of our total purchases.
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Facility

Our principal offices are located at BT Shantou’s facilities.  BT Shantou leases approximately 16,000 square feet of office space from Yunjia Fashion Clothing Co., Ltd.  The office space is located at South Part No.1 Floor 1, Nanshe Area, Pengnan Industrial Park on North Yingbin bei Road in Waisha Town of Longhu District in Shantou, Guangdong, China, 515823. Our annual rent is RMB 72,000  (or approximately $11,430). The annual rent is RMB 72,000  (or approximately $11,430) due on December 31, of each calendar year. Mr. Wei Lin and Ms. Guihong Zheng respectively own 80% and 20% of equity interest in Yunjia.

Yunjia Fashion Clothing Co., Ltd. has also granted BT Shantou free use of 21,500 square feet of space in the second and third floor of that same office building to house BT Shantou toy showroom.

Quality Control Process

Our quality control process includes identifying and evaluating qualified manufacturers for specific orders.  We  ensure that each manufacturer meets the qualifications and required industry standards set by the PRC government and, if applicable, the standards fixed by the laws of the destination countries if the products are being exported, all as described earlier in this section under “Certifications.”   We also monitor the quality control during the purchase of raw materials and production process at the manufacturers’ facilities. We thoroughly examine the quality and quantity of the final product upon delivery to our warehouse prior to shipping.  The orders are then packed into containers and shipped to our customers.

Research and Development (R&D)

Our R&D department focuses on developing children’s do-it-yourself educational toys that encourage skill dexterity and improve creative thinking and learning in an interesting and safe play set. We have 6 full-time R&D engineers dedicated to product hardware and packaging design. Hardware designers are responsible for the research and design of the product structure and configuration. The Packaging designers focus on packaging design and making product profile charts. Currently, our R&D department has developed over 10 series of Big Tree Magic Puzzle (3D)  including about 200 product items.

Industry

According to 2010-2011 Global and Chinese Toy Industry Research Report, the global toys sales in 2010 was approximately US$83.3 billion, an increase of 4.7% from 2009. In 2010, Asian toy market grew by 9.2% and became the world's second largest toy market trailing North America while Europe was in third place. The United States is the world’s largest toy consumption country with sales of $ 21.9 billion followed by Japan, China, Britain and France.   The customers for our toy sourcing business consist of distributors, trading companies, and wholesalers primarily located in mainland China, Hong Kong, Europe, Mexico, South America, Asia and the United States.

Toy Industry Association (TIA), the non-profit trade association for producers and importers of toys and youth entertainment products sold in North America, disclosed in its research that the global financial crisis had limited impact on  total toys revenues globally, except in Britain due to the closure of a major retailers in that country.  Consumers  continue to look for  “value” of their toys purchases; however, the demand for toys has not yet shifted to less expensive toys since most parents have opted to slash other family expenditures in order to satisfy their children's preferences.

Environmental concerns and toy safety have becoming key issues in customers' purchases. Europe and United States both have updated their toys quality and safety standards, which have inevitably caused the increase of costs on production, quality control, and certification and have caused concerns to their major importers, especially to China as the major sourcing country for low-priced toys. Consequently, those standards and policy updates may potentially impact the world toy market, including pricing and availability for low-priced products.

Despite the uncertainty brought by these policy changes, the world’s toy market is estimated to continue expanding in the next few years with a substantial demand expected to occur in Asian countries, especially in China.  According to China Social Investigation Firm (SSIC), China has 400 million infants and children below 14-year-old with one third residing in urban areas and two-thirds in rural areas. Currently, China's urban per capita annual consumption of children's toys is under $9, while rural per capita consumption of toys is less than $5. It is relatively low compared to United States where the per capita annual consumption of toys is around $280, and $288 in Japan, $361 in Britain, and even $51 in Brazil. The significant gap between market capacity and current sale scale in China has created an expansion potential of China’s toy market.

China is the world’s largest toy manufacturer and exporter with more than 20,000 toy companies that produce and distribute two-thirds of  the global toys' demand. China's toy manufacturing is highly regionally concentrated with most output produced in the developed eastern coastal areas of China.  For instance, the five provinces of Guangdong, Jiangsu, Zhejiang, Shandong and Fujian, as well as Shanghai, have collectively accounted for 95% of toy sales in China. Guangdong province, the most important Chinese toy production and export base,  represents 70% of toy sales by China.

China toy industry is historically export-oriented. More than 70% of the toys produced in China are for exports. North America and Europe are top two export destinations of toys made in China. The export orientation has made the industry susceptible to the fluctuations and uncertainty of international trading conditions, currency exchange rates, and global financial crisis, especially in North America and Europe. In addition, due to the inflation and continuous appreciation of RMB currency in the past few years, the toy manufacturers are facing the challenge of soaring costs of raw materials and stagnant sale prices of final products at the expense of profit margin.

Chinese toy industry as a whole is undergoing the transition from current export-oriented, low tech, few branding and OEM-oriented manufacturing to the more sustainable development model featured with significant growth of domestic sales, high tech, better quality, and more offerings of proprietary brands and products.  We believe that a more sustainable development model means the reliance on the ability of the industry in general to address this evolving marketplace by taking steps to improve product quality and safety through technology, innovation, and branding with a goal of attract international and domestic distributors to continue to buy from Chinese toy suppliers.

Growth Strategy

Our growth strategies include both near term and long-term strategies including the following:

1.
Build satellite sales offices and branches in major target countries and regions. One goal of our near term growth strategy is to open a satellite office in the United States to expand our customer base in North and South America.  We expect to also will use this office as a hub for sourcing potential products outside of China to expand our distribution offerings.  Additionally, we expect to open  sales offices in several major cities of China to further grow our customer base.

2.
Acquire major regional distributors.   A long term growth strategy is the development of additional propriety products to complement the Big Tree Magic Puzzle (3D) and to offer our propriety products at sales locations or through distributors with sales locations or stores in high traffic areas such as shopping malls where customers can try our products and see just how fun, unique and educational they are for children. .

3.
Additional acquisitions. We believe that as our business grows there are certain strategic acquisitions that c ould enhance the value of our company and improve our long-term growth.  These potential acquisitions include the Yunjia and Xinzhongyang, both related parties.  We believe that the possible acquisition of Yunjia which would include its commercial real estate property where  our current offices and toy showroom i s located, could provide us with additional space to permit us to expand our business services, including the addition of more showrooms and an OEM procurement center while controlling our overhead expenses . Second, in the event sales of our Big Tree Magic Puzzle (3D) begin to build to a sustainable level, of which there are no assurances , we believe the acquisition of our contract manufacturer, Xinzhongyang, could enable us to have greater control over our production process and provide an avenue for further business expansion through the provision of contract manufacturing services to third parties.

We are in the early stages of development of the plan to implement this growth strategy, including the timeline, milestones and costs.  We are also in the early stages of evaluating the potential cost savings to us of an acquisition of either Yunjia or Xinzhongyang and we are not presently a party to any agreement or understanding related to any potential acquisition.  Depending upon the continued growth of our revenues from our existing business, of which there are no assurances, our ability to undertake many of these components to our growth strategy is subject to the availability of sufficient working capital.  As described later in this report, we do not have any external sources of working capital at the present time and there are no assurances we will be able to raise additional working capital.  Accordingly, our ability to execute on this growth strategy may be limited if we are unable to continue to increase our revenues or raise working capital as may be necessary.  In addition, even if we should proceed with any of these growth strategies, there are no assurances that they will be effective.

Competition

The Chinese toy industry is highly competitive and regionally concentrated. There are numerous toy manufacturers, trading companies, and distributors scattered throughout the PRC. We face intense competition from existing competitors and new market entrants.   Competition is based primarily on the ability to design and develop new toys, to procure licenses for popular characters and trademarks and to successfully market products. Many of our competitors offer similar products or alternatives to our products, .as well as significantly longer operating histories, more widespread brand recognition and greater financial resources that we do.

We believe that we have transformed our company from being a small privately owned trading enterprise that competed on pricing into a sophisticated sourcing and distribution company, providing “one-stop-shop” services for distributors and wholesalers globally. We also believe that its development of  a proprietary product could further sets Big Tree apart from some of its other competitions. In an effort to effectively compete , Big Tree intends to build its reputation and brand recognition and compete primarily based on product quality, brand recognition, reputation, extensive sourcing distribution capability.   The barriers to entry into the Chinese toy industry, however, are low and we expect that competition will continue to increase.  There are no assurances that our efforts will be successful or that we will ever effectively compete within our market segment.

GOVERNMENT REGULATION

General Regulatory Environment

We operate our business in the PRC under a legal regime consisting of the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the State Administration for Industry and Commerce, or SAIC, the Ministry of Commerce, or MOFCOM, the State Administration of Foreign Exchange, or SAFE, and their respective authorized local counterparts.

Toy Safety Regulations

Our products are subject to various laws, including China's National Safety Technical Code for Toys - GB 6657-2003 and Safety of Electric Toys – GB19865-2005. These laws establish mandatory safety standards for the mechanical and physical safety, toxicity and flammability of toys and electronic toys.  In addition, our suppliers are required to obtain Export Toy Quality Licenses as mandated by General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China (the “AQSIQ”) and Certification and Accreditation Administration of the People’s Republic of China (the “CNCA”).  Any failure to comply with these requirements could result in product liability claims, loss of sales, diversion of resources, damage to our reputation, increased warranty costs and removal of our products from the market.  Similar laws exist in some states and cities and in various international markets. We maintain a quality control program designed to ensure compliance with all applicable laws.

We believe our operations in the PRC comply with the current toy safety and export laws. We are not subject to any admonition, penalty, investigations or inquiries imposed by government regulators, nor is it subject to any claims or legal proceedings to which it was named as a defendant for violation of any toy safety or export laws.

Regulation of Foreign Exchange

The PRC government imposes restrictions on the convertibility of the RMB and on the collection and use of foreign currency by PRC entities. Under current regulations, the RMB is convertible for current account transactions, which include dividend distributions, and the import and export of goods and services. Conversion of RMB into foreign currency and foreign currency into RMB for capital account transactions, such as direct investment, portfolio investment and loans, however, is still generally subject to the prior approval of or registration with SAFE.

Under current PRC regulations, foreign-invested enterprises such as our PRC subsidiaries are required to apply to SAFE for a Foreign Exchange Registration Certificate for Foreign-Invested Enterprise. With such a certificate (which is subject to review and renewal by SAFE on an annual basis), a foreign-invested enterprise may open foreign exchange bank accounts at banks authorized to conduct foreign exchange business by SAFE and may buy, sell and remit foreign exchange through such banks, subject to documentation and approval requirements. Foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account transactions and current account transactions. In addition, there are restrictions on the amount of foreign currency that foreign-invested enterprises may retain in such accounts.

Regulation of foreign exchange in certain onshore and offshore transaction

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Circular 75, which became effective as of November 1, 2005. According to SAFE Circular 75, prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete certain overseas investment foreign exchange registration procedures with the relevant local SAFE branch. An amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (i) the injection of equity interests or assets of an onshore enterprise to the offshore company or (ii) the completion of any overseas fund-raising by such offshore company. An amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (i) an increase or decrease in its capital, (ii) a transfer or swap of shares, (iii) a merger or division, (iv) a long-term equity or debt investment or (v) the creation of any security interests.

SAFE Circular 75 applies retroactively. As a result, PRC residents who established or acquired control of offshore companies that made onshore investments in the PRC in the past were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under SAFE Circular 75, failure to comply with the registration procedures may result in restrictions on the relevant onshore entity, including restrictions on the payment of dividends and other distributions to its offshore parent or affiliate and restrictions on the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under the PRC foreign exchange administration regulations.

As a U.S. company, we are considered a foreign entity in the PRC. If we purchase the assets or equity interests of a PRC company owned by PRC residents in exchange for our equity interests, such PRC residents will be subject to the registration procedures described in SAFE Circular 75. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

In addition, on August 8, 2006, six PRC regulatory authorities, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, which became effective on September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC and it would take several months to complete the approval process.

Regulations on dividend distribution

The principal regulations governing dividend distributions by wholly foreign-owned enterprises and Sino-foreign equity joint ventures include:

•	Wholly Foreign-Owned Enterprise Law (1986), as amended;
•	Wholly Foreign-Owned Enterprise Law Implementing Rules (1990), as amended;
•	Sino-foreign Equity Joint Venture Enterprise Law (1979), as amended; and
•	Sino-foreign Equity Joint Venture Enterprise Law Implementing Rules (1983), as amended.

Under these regulations, wholly foreign-owned enterprises and Sino-foreign equity joint ventures in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, these foreign-invested enterprises are required to set aside certain amounts of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends.

Regulation of overseas listings

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC"), promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006 and was amended by the MOFCOM on June 22, 2009. This regulation, among other things, has certain provisions that require offshore special purpose vehicles, or SPVs, formed for the purpose of acquiring PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

There remains some uncertainty as to how this regulation will be interpreted or implemented in the context of an overseas offering. If the CSRC or another PRC regulatory agency subsequently determines that the CSRC’s approval is required in connection with our acquisition of BT Brunei , we may face sanctions by the CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, restrict or prohibit payment or remittance of dividends by our PRC subsidiaries to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

SAFE regulations on employee share options

On March 28, 2007, SAFE promulgated the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Holding Plan or Share Option Plan of Overseas Listed Company, or the Share Option Rule. The purpose of the Share Option Rule is to regulate foreign exchange administration of PRC domestic individuals who participate in employee share holding plans and share option plans of overseas listed companies. According to the Share Option Rule, if a PRC domestic individual participates in any employee share holding plan or share option plan of an overseas listed company, a PRC domestic agent or the PRC subsidiary of such overseas listed company is required to, among others things, file, on behalf of such individual, an application with SAFE to obtain approval for an annual quota with respect to the purchase of foreign exchange in connection with share holding or share option exercises as PRC domestic individuals may not directly use overseas funds to purchase shares or exercise share options. Concurrently with the filing of such application with SAFE, the PRC subsidiary shall obtain approval from SAFE to open a special foreign exchange account at a PRC domestic bank to hold the funds required in connection with the share purchase or option exercise, any returned principal or profits from sales of shares, any dividends issued on the shares and any other income or expenditures approved by SAFE. The PRC subsidiary is also required to obtain approval from SAFE to open an overseas special foreign exchange account at an overseas bank to hold overseas funds used in connection with any share purchase or option exercise. All proceeds obtained by PRC domestic individuals from sales of shares shall be remitted back to China after relevant overseas expenses are deducted. The foreign exchange proceeds from these sales can be converted into RMB or transferred to such individuals foreign exchange savings account after the proceeds have been remitted back to the special foreign exchange account opened at the PRC domestic bank. If the share option is exercised in a cashless exercise, the PRC domestic individuals are required to remit the proceeds to the special foreign exchange account.

We do not currently have any share option plans. Although further clarification is required as to how the Share Option Rule will be interpreted or implemented, we believe that if we were to adopt such a plan, we and our PRC employees who have been granted share options will be subject to the Share Option Rule when our company becomes an overseas listed company. If we or our PRC employees fail to comply with the Share Option Rule, we and/or our PRC employees may face sanctions imposed by foreign exchange authority or any other PRC government authorities.

In addition, the State Administration of Taxation has recently issued circulars concerning employee share options. Under these circulars, our employees working in the PRC who exercise share options will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents relating to employee share options with relevant tax authorities and withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay and we fail to withhold their income taxes, we may face sanctions imposed by tax authorities or other PRC government authorities.

Employees

As of December 22, 2011, we had approximately 87 full time employees in the PRC.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change of control of the Company described in Item 5.01 of this Current Report on Form 8-K, we have appointed the following individuals to serve as our executive officers and directors:

Name	Age	Positions
Wei Lin	40	Chief Executive Officer and Chairman of the Board of Directors
Chaojun Lin	48	Director
Chaoqun Xian	29	Director
Jiale Cai	33	Chief Financial Officer

Wei Lin is the founder and the Chairman of BT Shantou since its formation in 2003 and our Chief Executive Officer and Chairman of the Board since December 30, 2011.  Mr. Lin has extensive experience with small businesses and in corporate management. Mr. Lin was  the founder and president of Guangtong Network Calling Station, former CEO of Jieyang Toys Complex Group Co., Ltd, and former Chairman of Beijing Junze Cultural Communications Co., Ltd. and Shanghai Xikang Electronic Technology Development Co., Ltd.   Mr. Lin is the majority owner of Xinzhongyang Toy Industrial Co., Ltd. and Yunjia Fashion Clothing Co., Ltd., each companies with whom we engage in related party transactions as described later in this section.  Mr. Lin graduated with an Associates Degree in Economic Management from Central South University, China (formerly known as Central South Industrial University) in 1996.

Chaojun Lin is the Deputy General Manager of BT Shantou and a member of our Board of Directors since December 30, 2011. Mr. Lin was the former deputy principal of Chenghai Tantou School. Since 1995, he was  the former deputy general manager of Guangtong Network Calling Station and the principal of Guangtong Computer Training School. Mr. Lin is experienced in managing operations. Mr. Lin graduated from Chenghai Normal School, China in 1985.

Chaoqun Xian, is current International Trading Director of BT Shantou and a member of our Board of Directors since December 30, 2011. Ms. Xian is experienced in marketing and team management. In January 2006, Ms. Xian joined BT Shantou  and has successfully established a stable and productive sales team and a large base of customers that we expect to lead to future growth in sales. Ms. Xian graduated from Xiamen University, China with a Bachelor’s Degree in Automation in 2005.

Jiale Cai has been the Accounting Director of BT Shantou since July 2011 and our Chief Financial Officer since December 30, 2011. Mr. Cai has extensive experience in management accounting and was also accounting manager and director for state-owned, private, and foreign-owned enterprises including Guangdong Kinde Network & Technology Co., Ltd. Fukutomi (Shantou) Industrial Limited from, Shantou Longhu Dongnan Industrial Co., Ltd. and Shantou Zhongmin Group Corp.  Mr. Cai obtained an Associate Degree in Accounting through the professional continuous education program from Guangdong Jinan University, China in 2009.

Key Employees

We employ certain individuals who, while not executive officers, make significant contributions to our business and operations and hold various positions within our subsidiaries.

Dore Scott Perler  (age 51) was appointed as the Assistant Secretary of our company on December 30, 2011. Based in Florida, Mr. Perler consults with BT Shantou for the marketing and business development in North and South America. Mr. Perler brings over 25 years experience in management, sales, marketing, and technology development. Mr. Perler, since 2007 has been the CEO of Pearl Group Advisors, an international representative and management firm. Mr. Perler also held the position of CEO and President of China America Holdings, Inc. and Sense Holdings, Inc.  until January 2009, a biometric technology developer providing security solutions to corporate, government, and private sector clients. From 1996 to 1998, Mr. Perler was vice president of sales for Ansel Communications. From 1993 to 1996, Mr. Perler was the vice president of sales and marketing for LatinRep Associates/ LatinChannels, Inc. Mr. Perler helped develop the company’s organizational infrastructure, designed business processes and operating procedures, planned and executed strategies, recruited and managed professional staff, and created and implemented marketing and business development campaigns. Mr. Perler grew up in New York and has also been a contributing speaker and columnist in the fields of biometric technology and explosives detection.

Our History
We were incorporated in the State of Colorado in 1987 originally under the name Vega-Atlantic Corporation. We were a development stage company initially engaged in the business of exploration of gold and precious metals within the United States.  During 2001 we acquired interests in certain co-operative joint ventures to develop mineral properties in the PRC. Due, however, to our inability to raise sufficient capital to meet funding commitments, we sold or disposed of certain of our interests in the joint ventures during 2001.

In August 2003 we acquired 100% of the outstanding of Transax International Limited in exchange for shares of our common stock in a transaction treated as a reverse merger which resulted in a change of control of our company.  Transax International Limited, through its wholly owned subsidiary TDS Telecommunication Data Systems Ltda. , was an international provider of information network solutions specifically designed for the healthcare providers and health insurance companies. The MedLink SolutionTM enabled the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions.  Thereafter, we changed our name to Transax International Limited.

On March 26, 2008, we executed a stock purchase and option agreement with Engetech, Inc., a Turks & Caicos corporation controlled and owned 20% by Americo de Castro, director and President of Medlink Conectividade, and 80% by Flavio Gonzalez Duarte or assignees. In accordance with the terms and provisions of the agreement, we sold to the buyer 45% of the total issued and outstanding stock of our wholly-owned subsidiary, Transax International Limited, which owned  100% of the total issued and outstanding shares of: (i) Medlink Conectividade, and (ii) Medlink Technologies, Inc., (“Medlink”) a Mauritius corporation. However, the buyer defaulted on payments and on November 24, 2010, pursuant to an agreement, the buyer returned the 45 shares of Transax International Limited held in escrow and forfeited its initial deposit of $937,700 in full and complete satisfaction of any amounts due to us.

On April 4, 2011, pursuant to a Quota Purchase and Sale Agreement amongst Transax International Limited, QC Holding I Participacoes S.A., a corporation organized under the laws of Brazil (“QC Holding”), and Medlink Conectividade, we sold 100% of our interest in Medlink Conectividade. As such all related operations have been retroactively presented as discontinued operations for all periods presented and related operating assets and liabilities have been classified as assets from discontinued operations and liabilities from discontinued operations, respectively for all periods presented.

In accordance with the terms and provisions of the agreement: (i) QC Holding acquired the equity interest of Medlink Conectividade resulting in the sale of our operating subsidiary. As consideration for the purchase and sale of 100% of our interest in Medlink Conectividade, QC paid to us approximately $298,000; (ii) QC Holding agreed to assume all debt and other contingent liabilities of Medlink Conectividade, which as of December 31, 2010 was approximately $7,800,000 including $5,300,000 in past taxes and social security contributions due to the Brazil Government; and (iii) QC contributed to Medlink Conectividade approximately $1,402,000 which will be used to repay us approximately $1,402,000 in loans and interest due to our subsidiary, Transax Limited, which owned 100% of Medlink Conectividade.  In accordance with the further terms and provisions of the Agreement, we retained our relevant technology assets consisting of software code and the Postilion network processor software to carry on business outside of Brazil.

Our board of directors considered the sale of Medlink Conectividade to be in our best interests and of our shareholders. Factors considered included (i) the high levels of debt in Medlink Conectividade, (ii) its continuing net operating losses and (iii) reports from Brazil counsel to Medlink Conectividade indicating that immediate tax and social security payments were due to the Brazilian Government of over $1,000,000.

Subsequent to April 4, 2011 until December 30, 2011 , we had no revenues and limited operations consisting of financial reporting, general administration, and seeking new business opportunities with a merger candidate.

On December 30, 2011 we acquired BT Brunei and BT Shantou as discussed above under Item 1.01 of this Current Report.

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this report before making an investment decision. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you may lose part or all of your investment. This report also contains forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described below and elsewhere in this report.

Risks related to our business and industry

Risk Factors Relating to Our Business

Our inability to extend our existing products as consumer preferences evolve, and to develop, introduce and gain customer acceptance of new products and product, may materially and adversely impact our business, financial condition and results of operations.

Our business and operating results depend largely upon the appeal of our products. Our continued success in the toy industry will depend on our ability to extend our existing core products and product lines as consumer preferences evolve, and to develop, introduce and gain customer acceptance of new products. Several trends in recent years have presented challenges for the toy industry, including:

•	The phenomenon of children outgrowing toys at younger ages, particularly in favor of interactive and high technology products;
•	Increasing use of technology;
•	Shorter life cycles for individual products; and
•	Higher consumer expectations for product quality, functionality and value.

We cannot assure you that:

•	our current products will continue to be popular with consumers;
•	the product lines or products that we introduce will achieve any significant degree of market acceptance; or
•	the life cycles of our products will be sufficient to permit us to recover design, manufacturing, marketing and other costs associated with those products.

Our failure to achieve any or all of the foregoing benchmarks may cause the infrastructure of our operations to fail, thereby adversely affecting our business, financial condition and results of operations.

The toy industry is highly competitive and our inability to compete effectively may materially and adversely impact our business, financial condition and results of operations.

The toy industry is highly competitive. Globally, certain of our competitors have financial and strategic advantages over us, including:

•	greater financial resources;
•	larger sales, marketing and product development departments;
•	stronger name recognition;
•	longer operating histories; and
•	greater economies of scale.

In addition, the toy industry has no significant barriers to entry. Competition is based primarily on the ability to design and develop new toys, to procure licenses for popular characters and trademarks and to successfully market products. Many of our competitors offer similar products or alternatives to our products. We cannot assure you that we will be able to expand our sales of products or that we will be able to continue to compete effectively against current and future competitors.

As all of the toys we sell are manufactured in China, our revenues in future periods could be adversely impacted by consumer concerns regarding the safety of toys made in the PRC.

In the recent past there have been product quality and safety issues for producers of toys that manufacture their goods in China including related to the use of excessive levels of lead paint.  Based upon our internal research we believe that environmental concerns and toy safety are becoming key issues in customers' purchases following the large recall of Chinese manufactured toys in 2008.  Europe and United States both have updated their toys quality and safety standards through the passage of the Toy Safety Directive of the European Union effective in 2011 and the Consumer Product Safety Improvement Act in 2008.  While toys manufactured in China which we will seek to export to Europe and the United States will be subject to compliance with the rules and regulations of the import countries, it is possible that consumers in those countries will be less likely to purchase toys manufactured in China as result of legacy environmental and safety concerns.  Any significant consumer rejection of toys manufactured in China will adversely impact our ability to expand our business in future periods.

A limited number of customers historically account for a large portion of our revenues , so that if one or more of our major customers were to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us or return substantial amounts of our products, it could have a material adverse effect on our business, financial condition and results of operations.

We have been historically dependent upon sales to a limited number of customers.  During 2010 five customers accounted for 100 % of our revenues, with three of our customers each accounting for more than 10% of our revenues.  The principal customers included Pacific Toys HK, Ltd. (57.1%), Jiangsu Tianyuan Company (20.0%) and HK Company (10.3%).  During the nine months ended September 30, 2011, however, Pacific Toys HK Ltd. accounted for 10% of revenues and no other customer accounted for more than 10%.  The change in customer dependence during the 2011 period reflects our efforts to broaden our customer base, however, there are no assurances we will not return to a dependence upon a limited number of customers in future periods.  Except for outstanding purchase orders for specific products, we do not have written contracts with or commitments from any of our customers. A substantial reduction in or termination of orders from any of our largest customers could adversely affect our business, financial condition and results of operations. In addition, pressure by large customers seeking price reductions, financial incentives, changes in other terms of sale or for us to bear the risks and the cost of carrying inventory also could adversely affect our business, financial condition and results of operations. If one or more of our major customers were to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us or return substantial amounts of our products, it could have a material adverse effect on our business, financial condition and results of operations. In addition, the bankruptcy or other lack of success of one or more of our significant retailers could negatively impact our revenues and bad debt expense.

We depend on Xinzhongyang, and if our relationship with this company is harmed or if they independently encounter difficulties in their manufacturing processes, we could experience product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis, any of which could adversely affect our business, financial condition and results of operations.

Although we have a long term contract with Xinzhongyang, our sales of the Big Tree Magic Puzzle (3D) would be adversely affected if we lost our relationship with Xinzhongyang or if Xinzhongyang’s operations were disrupted or terminated even for a relatively short period of time.  Although we do not purchase the raw materials used to manufacture our products, we are potentially subject to variations in the prices we pay Xinzhongyang to produce the Big Tree Magic Puzzle (3D), depending on what they pay for their raw materials.

From time to time we engage in related party transactions. There are no assurances that these transactions are fair to our company.

From time to time TNSX and its subsidiaries enter into transactions with related parties which include purchases from or sales to a related party, lease of facilities, financing transactions, business consulting services, among other transactions.  The conduct of our business and operations are materially dependent upon these related party transactions, which include:

•           during 2011 we began purchasing toys from Universal Toys, a company owned by the brother-in-law of our Chairman and Chief Executive Officer.  Purchases from this company represented 83.3% of our vendor purchases during the first nine months of 2011;

•           Xinzhongyang, which manufactures the Big Tree Magic Puzzle (3D), is owned by our Chairman and Chief Executive Officer and his wife.

•           we lease our principal executive offices from Yunjia, a company owned by our Chairman and Chief Executive Officer and his wife,

•           we have sold products to Big Tree Toys (HK) Limited, a company owned by our Chairman and Chief Executive Officer. In 2010, sales to this related party represented 19.7% of our revenues, and

•           China Direct Investments, Inc., a principal shareholder of our company, provides business consulting services to us.

We are subject to risks as a result of our significant reliance on these related parties including the risk that the business terms are not as fair to us and that our management is subject to conflicts of interest which may not be resolved in our favor.   We cannot assure you that in every instance the terms of the transactions with related parties are on terms as fair as we might receive from or extend to third parties.   In addition, should we ultimately determine to proceed with an acquisition of either Yunjia or Xinzhongyang, of which there is no assurance, we cannot assure you that the terms of one or both of those transactions will be as fair as we might receive in a similar transaction with an unrelated third party.

We are dependent on third-party manufacturers and we are subject to risks of unexpected price increases and the failure of these manufacturers to timely fulfill our orders.

We depend on third-party manufacturers who develop, provide and use the tools, dyes and molds that we generally own to manufacture our products. However, we have limited control over the manufacturing processes themselves. As a result, any difficulties encountered by the third-party manufacturers that result in product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis could adversely affect our business, financial condition and results of operations.

We do not have long-term contracts with our third-party manufacturers. Although we believe we could secure other third-party manufacturers to produce our products, our operations would be adversely affected if we lost our relationship with any of our current suppliers or if our current suppliers’ operations were disrupted or terminated even for a relatively short period of time. Our tools, dyes and molds are located at the facilities of our third-party manufacturers.

Although we do not purchase the raw materials used to manufacture our products, we are potentially subject to variations in the prices we pay our third-party manufacturers for products, depending on what they pay for their raw materials.   There are no assurances that we would be able to pass along any unexpected price increase to our customers which would adversely impact our results of operations in future periods.

We are dependent on certain key personnel and the loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a large degree, attributable to Wei Lin our Chief Executive Officer and Mr. Jiale Cai  our Chief Financial Officer.  Messrs. Lin and Cai are responsible for the management, sales and marketing, and operational expertise of our PRC subsidiary and perform key functions in the operation of our business. Although we have no reason to believe that these individuals would discontinue their services with us, the loss of one or more of these key employees could have a material adverse effect upon our business, financial condition and results of operations.

We may not be able to manage our business expansion and increasingly complicated operations effectively, which could harm our business.

We plan to expand by opening additional retail stores, expansion of our product offerings, increase our sales network and development of an international distribution business. If our planned expansion is successful, it will result in substantial demands on our management and personnel and our operational, technological and other resources. To manage the expected growth of our operations, we will be required to expand our existing operational, administrative and technological systems and our financial systems, procedures and controls, and to expand, train and manage the planned growth in our employee base. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, or that we will be able to effectively and efficiently manage the growth of our operations, and recruit and retain qualified personnel. Any failure to effectively and efficiently manage our expansion may materially and adversely affect our ability to capitalize on new business opportunities, which in turn may have a material adverse effect on our financial condition and results of operations.

We may lose revenue if our intellectual property rights are not protected and counterfeit Big Tree Carnival or Big Tree brand products are sold in the market.

We believe our intellectual property rights are important to our success and competitive position. A portion of our products are manufactured and marketed under our “Big Tree Carnival,” and “Big Tree” labels. We have filed our labels as trademarks in the PRC. We cannot assure you that there will not be any unauthorized usage or misuse of our trademarks or that our intellectual property rights will be adequately protected as it may be difficult and costly to monitor any infringements of our intellectual property rights in the PRC. If we cannot adequately protect our intellectual property, we may lose revenue.

In addition, we believe the branding of our products and the brand equity in our “Big Tree Carnival,” and “Big Tree” trademarks is important to our expansion effort and the continued success of our business. Our efforts to build our brand may be undermined by the sale of counterfeit goods. The counterfeiting of our products may increase if our products become more popular.

In order to preserve and enforce our intellectual property rights, we may have to resort to litigation against the infringing or counterfeiting parties. Such litigation could result in substantial costs and diversion of management resources which may have an effect on our financial performance.

We may inadvertently infringe third-party intellectual property rights, which could negatively impact our business and financial results.

We are not aware of, nor have we received any claims from third parties for, any violations or infringements of intellectual property rights of third parties by us as of the date of this report. Nevertheless, there can be no assurance that as we develop new product designs and production methods, we would not inadvertently infringe the intellectual property rights of others or others would not assert infringement claims against us or claim that we have infringed their intellectual property rights. Claims against us, even if untrue or baseless, could result in significant costs, legal or otherwise, cause product shipment delays, require us to develop non-infringing products, enter into licensing agreements or may be a distraction to our management. Licensing agreements, if required, may not be available on terms acceptable to us or at all. In the event of a successful claim of intellectual property rights infringement against us and our failure or inability to develop non-infringing products or to license the infringed intellectual property rights in a timely or cost-effective basis, our business and/or financial results will be negatively impacted.

We have not purchased insurance coverage and any loss resulting from product liability or third party liability claims or casualty losses must be paid by us.

We have not purchased insurance coverage for product liability or third party liability and are therefore not covered or compensated by insurance in respect of losses, damages, claims and liabilities arising from or in connection with product liability or third party liability. In addition, we currently do not maintain any property insurance policies covering losses due to fire, flood, earthquake, equipment failure, break-ins, typhoons and similar events, nor do we maintain business interruption insurance. As a result, our business and prospects could be adversely affected in the event of such problems in our operations and may suffer losses that could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Violation of Foreign Corrupt Practices Act or China anti-corruption law could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act (“FCPA”) which generally prohibits United States public companies from bribing or making prohibited payments to foreign officials to obtain or retain business. PRC law also strictly prohibits bribery of government officials. While we take precautions to educate our employees about the FCPA and Chinese anti-corruption law, there can be no assurance that we or the employees or agents of our subsidiaries will not engage in such conduct, for which we may be held responsible. If that were to occur, we could suffer penalties that may have a material adverse effect on our business, financial condition and results of operations.

Risks related to doing business in China

Our business is subject to extensive government regulation and any violation by us of such regulations could result in product liability claims, loss of sales, diversion of resources, damage to our reputation, increased warranty costs or removal of our products from the market, and we cannot assure you that our product liability insurance for the foregoing will be sufficient.

Our business is subject to various laws, including China's National Safety Technical Code for Toys - GB 6657-2003 and Safety of Electric Toys – GB19865-2005. We cannot assure you that defects in our products will not be alleged or found. Any such allegations or findings could result in:

•	product liability claims;
•	loss of sales;
•	diversion of resources;
•	damage to our reputation;
•	increased warranty costs; and
•	removal of our products from the market.

Any of these results may adversely affect our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system could harm us.

Our operations in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike common law systems, prior court decisions have limited precedential value.  BT Shantou is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some-time after the violation has occurred. Moreover, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities, including local government authorities, thus making strict compliance with all regulatory requirements impractical, or in some circumstances, impossible. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

In addition, on August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of its capital contribution in foreign currency into RMB. The notice requires that the capital of a foreign-invested company settled in RMB converted from foreign currencies shall be used only for purposes within the business scope as approved by the authorities in charge of foreign investment or by other competent authorities and as registered with the Administration for Industries and Commerce and, unless set forth in the business scope or in other regulations, may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the capital of a foreign-invested company settled in RMB converted from foreign currencies. The use of such RMB capital may not be changed without SAFE’s approval, and may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, including heavy fines. As a result, Circular 142 may significantly limit our ability to capitalize our PRC operations, which could adversely affect our ability to invest in or acquire any other PRC companies.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Because substantially all of our revenue is denominated in RMB, restrictions on currency exchange may limit our ability to use revenue generated in RMB to fund any business activities we may have outside China or to make dividend payments to our shareholders in U.S. dollars. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules, RMB is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside China unless the prior approval of SAFE is obtained. Although the PRC government regulations now allow greater convertibility of RMB for current account transactions, significant restrictions still remain. For example, foreign exchange transactions under our subsidiaries capital accounts, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls. These limitations could affect our ability to obtain foreign exchange for capital expenditures. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of RMB, especially with respect to foreign exchange transactions.

Fluctuations in the value of the RMB may have a material adverse effect on your investment.

The change in value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the current policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Recently, the PRC has decided to proceed further with reform of the RMB exchange regime and to enhance the RMB exchange rate flexibility. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the RMB against the U.S. dollar.

As a result of inflation and continuous appreciation of RMB currency in the past few years, the toy manufacturers are facing the challenge of increased costs of raw materials and stagnant sale prices of final products which has resulted in reduced gross profit margins.  Any significant revaluation of the RMB could adversely impact the price we pay for toys which could reduce our margins in future periods and adversely impact our ability to compete in our market segment.   Any significant revaluation of the RMB may also have a material adverse effect on the value of, and any dividends payable on, our common stock in foreign currency terms. More specifically, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. Consequently, appreciation or depreciation in the value of the RMB relative to the U.S. dollar could materially adversely affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.

Recent PRC regulations relating to offshore investment activities by PRC residents and employee stock options granted by overseas-listed companies may increase our administrative burden, restrict our overseas and cross-border investment activity or otherwise adversely affect the implementation of our acquisition strategy. If our shareholders who are PRC residents, or our PRC employees who are granted or exercise stock options, fail to make any required registrations or filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

In 2005, SAFE promulgated regulations that require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies, will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file or update the registration with the local branch of SAFE, with respect to that offshore company, any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long-term equity or debt investment or creation of any security interest. If any PRC shareholder fails to make the required SAFE registration, the PRC subsidiary of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We cannot provide any assurances that all of our shareholders who are PRC residents will make or obtain any applicable registrations or approvals required by these SAFE regulations. The failure or inability of our PRC resident shareholders to comply with the registration procedures set forth in the SAFE regulations may subject BT Shantou to fines and legal sanctions, restrict our cross-border investment activities, or limit BT Shantou ability to distribute dividends to or obtain foreign-exchange dominated loans from our company.

As it is uncertain how the SAFE regulations will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and obtaining foreign currency denominated borrowings, which may harm our results of operations and financial condition. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the SAFE regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

The New M&A Rules establish more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisition in China.

The New M&A Rules that became effective on September 8, 2006 established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Complying with the requirements of the M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could materially adversely affect our ability to grow our business through acquisitions in China.

Under The PRC Enterprise Income Tax Law, our company and/or China Ziyang Technology may be classified as a “resident enterprise” of the PRC. Such classification could result in tax consequences to us, our non-PRC resident shareholders and China Ziyang Technology.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law” which took effect on January 1, 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign company on a case-by-case basis.

If the PRC tax authorities determine that our company and/or BT Brunei are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, our company and/or BT Brunei could be subject to the enterprise income tax at a rate of 25 percent on our and/or BT Brunei’s worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. As a result, if our company and/or BT Brunei are treated as PRC “qualified resident enterprises” all dividends paid from BT Shantou to us (through BT Brunei) should be exempt from PRC tax.

Finally, the new “resident enterprise” classification could result in a situation in which a 10 percent PRC tax is imposed on dividends we pay to our non-PRC stockholders that are not PRC tax “resident enterprises” and gains derived by them from transferring our common stock, if such income is considered PRC-sourced income by the relevant PRC authorities. In such event, we may be required to withhold a 10 percent PRC tax on any dividends paid to non-PRC resident stockholders. Our non-PRC resident stockholders also may be responsible for paying PRC tax at a rate of 10 percent on any gain realized from the sale or transfer of our common stock in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the State Administration of Taxation (“SAT” released Circular Guoshuihan No. 698 (“Circular 698” on December 15, 2009 that reinforces the taxation of non-listed equity transfers by non-resident enterprises through overseas holding vehicles. Circular 698 addresses indirect share transfers as well as other issues. Circular 698 is retroactively effective from January 1 2008. According to Circular 698, where a foreign (non-PRC resident) investor who indirectly holds shares in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets.

If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a foreign investor) may become at risk of being taxed under Circular 698 and may be required to expend significant resources to comply with Circular 698 or to establish that we (or such foreign investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such foreign investor’s investment in us).

If any such PRC tax applies, a non-PRC resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction against such investor’s domestic taxable income or a foreign tax credit against such investor’s domestic income tax liability (subject to applicable conditions and limitations). In the case of a U.S. holder, if a PRC tax applies to dividends paid on our common stock, or to gain from the disposition of our common stock, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, the U.S. holder should be entitled to certain benefits under the agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”, including the treatment of any such income as arising in the PRC for purposes of calculating such foreign tax credit, if such holder is considered a resident of the United States for the purposes of the U.S.-PRC Tax Treaty. Prospective investors should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits.

Under PRC laws, arrangements and transactions among related parties may be subject to a high level of scrutiny by the PRC tax authorities.

Under PRC laws, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. Under the Regulation on the Implementation of the Enterprise Income Tax Law of the PRC, the “ related party” means the enterprises, other organizations or individuals that have any of the following relations with an enterprise:

•	direct or indirect control relationship with respect to capital, management, sale or purchase, etc.;
•	directly or indirectly controlled by a common third-party;
•	any other relationship of interest.

We engage in a number of transactions with related parties.  If any of the transactions we enter into with related parties are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such possible future PRC entities and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings would in all likelihood substantially increase our possible future taxes and thus reduce our net income in future periods.

We face risks related to natural disasters and health epidemics in China, which could have a material adverse effect on our business and results of operations.

Our business could be materially adversely affected by natural disasters or the outbreak of health epidemics in China. For example, in May 2008, Sichuan Province suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties. In addition, in the last decade, the PRC has suffered health epidemics related to the outbreak of avian influenza and severe acute respiratory syndrome, or SARS. In April 2009, an outbreak of the H1N1 virus, also commonly referred to as “swine flu” occurred in Mexico and has spread to other countries. Cases of swine flu have been reported in Hong Kong and mainland China. The Chinese government and certain regional governments within China have enacted regulations to address the H1N1 virus, which may have an effect on our business. If the outbreak of swine flu were to become widespread in China or increase in severity, it could have an adverse effect on economic activity in China, and could require the temporary closure of manufacturing facility. Such events could severely disrupt our business operations and harm our results of operations. Any future natural disasters or health epidemics in the PRC could also have a material adverse effect on our business and results of operations.

New labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008. The New Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially adversely affecting our financial condition and results of operations.

Risks related to our common stock

We have convertible preferred stock which is convertible into our common stock.  A conversion of such stock will have a dilutive effect onto existing shareholders.

In connection with our acquisition of 100% of the outstanding shares of BT Brunei on December 30, 2011, we issued BT Hong Kong 6,500,000 shares of our series C convertible preferred stock. The series C convertible preferred stock is  convertible into 6,500,000 shares of our common stock, giving effect to the anticipated 1 for 700 reverse stock split of our outstanding common stock.  In addition, we issued China Direct Investments 2,542,743 shares of our series B preferred stock  as compensation for services and 520,010 shares under the terms of a Debt Exchange Agreement.  The 3,062,753 shares of our series B preferred stock which is convertible into 3,062,753 shares of our common stock, giving effect to the anticipated 1 for 700 reverse stock split of our outstanding common stock.  At such time as BT Hong Kong and China Direct Investments convert their preferred stock, the 9,562,753 shares of our common stock we will issue are expected to represent approximately 95.1% of our then issued and outstanding common stock.   The issuance of these additional shares will be dilutive to our existing shareholders.

We expect to undertake a reverse stock split of our outstanding common stock in order to satisfy our obligations to issue common stock under the terms of the convertible preferred stock issued to BT Hong Kong,  China Direct Investments and former creditors.

We expect to undertake a 1 for 700 reverse stock split of our common stock in the near future.  The primary objective of the reverse split will be to allow for the issuance of shares of our common stock to BT Hong Kong,  China Direct Investments and the our former creditors under the terms of the convertible preferred stock we issued to them. Our board of directors believes that the additional shares are necessary to fulfill our obligations under the convertible preferred stock. On the market effective date of the reverse stock split the number of shares of our common stock will be reduced from 96,078,960 to 137,256. There are no assurances that the current trading price of our common stock will remain at the pre-split level and it is likely that it will decline given the limited following for our common stock.  In addition, because the reverse split will have the effect of increasing the number of authorized but unissued shares of our common stock which are available for issuance by our company, the reverse split may also be construed as having an anti-takeover effect.

Due to recent Chinese accounting scandals, the price of our common stock might fluctuate significantly and if our stock price drops sharply, we may be subject to shareholder litigation, which could cause our stock price to fall further.

In the past few months, there have been well-publicized accounting problems at several U.S.-listed Chinese companies that have resulted in significant drops in the trading prices of their shares and, in some cases, have led to the resignation of outside auditors, trading halts or share delistings by NASDAQ or the New York Stock Exchange, and investigations by the Division of Enforcement of the Securities and Exchange Commission. Many, but not all, of the companies involved in these scandals had entered the U.S. trading market through “reverse mergers” into publicly traded shells. The scandals have had a broad effect on Chinese companies with shares listed or quoted in the United States.  Because we were a shell company which has undertaken a reverse merger with a PRC-based company, past or future accounting scandals in other Chinese companies could have a material adverse effect on the market for shares of our common stock and the interest of investors in our company or generally in PRC companies.  In this event, the fluctuations in the market prices of our common stock could result in decreased liquidity and/or declining stock prices unrelated to our results of operation or business. In addition, as set forth in the risk factor immediately below, we do not have any audit committee financial experts on our Board of Directors and, accordingly, the risk of future errors in our financial statements is increased.

None of our board of directors are considered audit committee financial experts.  If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our internal accounting staff and our Board of Directors are relatively inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Although our accounting staff is professional and experienced in accounting requirements and procedures generally accepted in the PRC, management has determined that they require additional training and assistance in U.S. GAAP matters. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

Although we have not evaluated the internal controls over financial reporting of the business activities at BT Shantou which we acquired on December 30, 2011, we cannot assure investors that we maintained effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we  are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) our recent hiring of a business consulting firm that has expertise in accounting and U.S. GAAP matters with publicly-traded companies (ii) hiring additional personnel with sufficient U.S. GAAP experience and (iii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.  If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The tradability of our common stock is limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Our controlling stockholders may take actions that conflict with your interests.

As of December 30, 2011, BT Hong Kong has the right to appoint two directors and assuming the conversion of the convertible preferred stock and completion of the reverse stock split, two of our shareholders, BT Hong Kong and China Direct Investments, will beneficially own approximately 95. 1 % of our common stock.  In this case, these shareholders will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions including the proposed 1 for 700 reverse stock split agreed to in connection with our acquisition of 100% of the issued and outstanding shares of BT Brunei, and they will have significant control over our management and policies. The directors elected by these stockholders will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This report includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,‿ “expect," “anticipate," “estimate," “intend," “plan," “targets," “likely," “aim," “will," “would," “could," and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	Factors affecting consumer preferences and customer acceptance of new products.
•	Competition in the toy industry.
•	Loss of one or more key customers.
•	Dependence on third-party contract manufacturers.
•	Dependence on certain key personnel.

•	Inability to manage our business expansion.
•	Infringement by third parties on our intellectual property rights.
•	Our inadvertent infringement of third-party intellectual property rights.
•	PRC government fiscal policy that affect real estate development and consumer demand.
•	Availability of skilled and unskilled labor and increasing labor costs.
•	Lack of insurance coverage and the impact of any loss resulting from product liability or third party liability claims or casualty losses.
•	Violation of Foreign Corrupt Practices Act or China anti-corruption laws.
•	Economic, legal restrictions and business conditions in China.
•	Dilution attributable to our convertible preferred stock.
•	Impact of proposed reverse stock split of our outstanding common stock.
•	Limited public market for our common stock.
•	Potential conflicts of interest between our controlling shareholders and our shareholders.

You should read thoroughly this report and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in “Risk Factors." Other sections of this report include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the nine month periods ended September 30, 2011 and 2010 and for the years ended December 31, 2010 and 2009 should be read in conjunction with the financial statements and the notes to those statements that are included in this report.

Overview

Acquisition of  BT Brunei and BT Shantou

Shantou Big Tree Toys Co., Ltd. (“BT Shantou”), our principal operating subsidiary in the People’s Republic of China (the “PRC”) was established under the laws of the PRC on November 21, 2003. Big Tree International Co., Ltd. (“BT Brunei”) was formed in the State of Brunei Darussalam by a Hong Kong company Lins (HK) International Trading Limited (the “BT Hong Kong”) on April 13, 2011.

On July 5, 2011, BT Brunei agreed to acquire 100% of the equity interest of BT Shantou in exchange for paying the shareholders of BT Shantou the price of RMB 5,000,000 (approximately US$774,881). On September 6, 2011, Bureau of Foreign Trade and Economic Cooperation of Shantou approved the acquisition to be effective as of October 13, 2011. BT Shantou received its business license as a wholly foreign owned enterprise that recognizes BT Brunei as its sole shareholder.

On December 31, 2011, we ("TNSX") entered into a Share Exchange Agreement (the “Share Exchange Agreement" among us, BT Brunei and its shareholder BT Hong Kong. Under the Share Exchange Agreement, we exchanged 6,500,000 shares of TNSX's Series C Convertible Stock (the "Series C Preferred Stock") to acquire 100% of the issued and outstanding shares of BT Brunei from its sole shareholder BT Hong Kong. The number of shares of TNSX’s common stock to be issued upon conversion of the Series C Preferred Stock and after giving effect to a 1 for 700 reverse stock split (the “Reverse Stock Split”) will represent approximately 65% of the issued and outstanding shares of TNSX,  and is hereinafter referred to as the “Exchange”. On the Closing Date, BT Hong Kong will become a shareholder of TNSX. The Share Exchange Agreement was approved by our Board of Directors on December 30, 2011 and no approval of our shareholders was necessary under Colorado law. The transaction will be accounted for as a reverse merger and recapitalization of BT Brunei whereby BT Brunei is considered the acquirer for accounting purposes and the 6,500,000 shares of our common stock  were accounted for as paid in capital of  TNSX. As a result of the consummation of the Share Exchange, BT Brunei and BT Shantou are now our wholly-owned subsidiaries.

As compensation for services under the  December 30, 2011 consulting agreement we entered into with China Direct Investments we issued China Direct Investments 2,542,743 shares of our common stock after giving effect to the Reverse Stock Split, which will represent approximately 25.40% of the issued and outstanding shares of TNSX. The services China Direct Investments provided to us included an evaluation of several different business opportunities, including the acquisition of  BT Brunei and BT Shantou. The China Direct shares will be accounted for as an expense of our company prior to the merger and recapitalization with BT Brunei and the resulting effect in net equity was eliminated upon completion of reverse merger and recapitalization with BT Brunei.

BT Brunei and BT Shantou are in the business of toys sourcing, distribution and contractual manufacturing  targeting  international and domestic distributors and customers in the toys industry.  BT Brunei and BT Shantou are collectively called “Big Tree” in this report.

Business Overview

Our main business focus is to function as a “one stop shop” for the sourcing, distribution and specialty manufacturing of toys and related products.  We conduct these operations through both BT Brunei and our BT Shantou subsidiary. We are located in Shantou City of Guangdong province, the geographical region well-known for toys manufacturing and exporting in China. Since its inception in 2003, BT Shantou has provided a number of procurement services for domestic and international toy distributors and wholesalers, including identifying, evaluating, and engaging local manufacturers for supply of toys, as well as to arrange for OEM services in which local OEMs produce toy products to the specific specifications of one of our customers.  BT Brunei’s operations are currently focused on procurement services for export customers. We do not manufacturer any products. We sources a wide variety of 800,000 toys made of plastic, wood, metal, wool, and electronic materials, primarily targeting children from infants to teenagers.

We source toys to distributors, trading companies, and wholesalers primarily located in mainland China, Hong Kong, Europe, Mexico , South America, and Asia.  The end customers are typically children, ranging from infants to teenagers, in these countries and regions. During the first nine months of 2011, sales to Britain and Mexico represented 14% and 10% of our total revenues respectively. During the first nine months of 2011, our top five customers represented approximately 37% of our total revenues, and one of those customers, Pacific Toys (HK) Limited, represented 10% of our total revenues. The products sourced to these top five customers are primarily battery-operated plastic toys and regular plastic toys.

Additionally, during the first nine months of 2011 one of our vendor- suppliers, Universal Toys, a related party ,  accounted for 83% of our toy purchases while for the same period in 2010,  66% of our purchases were diversified through five different suppliers, with four of them accounting for more than 10%  of our purchases-refer to Note-14 for details on concentration of vendors.

In 2011, we started selling Big Tree Magic Puzzle (3D) directly to Chinese domestic end consumers including children and grown-ups through our own sales counters in Dennis Department Store (the “Dennis”) and online store at Taobao Mall (www. Tmall.com), the biggest B2C online retailing platform in China. The sales from this segment represented less than 1% of our total revenue during the first nine months of 2011.   During 2012 we expect to utilize our existing distribution channels in an effort to increase the sales of this proprietary product.  In addition, and subject to the availability of additional capital, should sales of this product increase in 2012 we expect to open additional retail locations from which this propriety product can be offered.  While we are in the early stages of planning these additional locations and have not finalized any of these expansion plan, including the target number of locations, we estimate that the cost per new location with be approximately RMB50,000 to RMB100,000 (approximately US$8,000 to US$16,000).

In addition to a continued focus on increasing our revenues from our procurement and OEM sourcing services and sales of our Big Tree Magic Puzzle (3D), our growth strategies include possibly opening satellite sales offices and branches in the U.S. and other cities in China as well as the potential acquisition of distributors.  We are in the early stages of development of these plans as well and have not finalized any cost or timing estimates and are not a party to any agreements.  Our ability to undertake any of these expansion plans is also dependent upon our ability to raise additional capital, of which there are no assurances.

Lastly, we are evaluating the financial and operating benefits of acquisitions of Yunjia and/or Xinzhongyang, related parties, as discussed earlier in this report.  If we should determine to proceed with the acquisition of Yunjia or Xinzhongyang, or both, of which there is no assurance, it is likely that we would acquire these companies for equity in our company which will be dilutive to our existing shareholders.  We are not a party to any agreements at this time for an acquisition of either Yunjia Xinzhongyang and we may determine that neither acquisition would provide a financial or operating benefit to our company.

Results of Operations

The following discussion of our financial condition and results of operation for the nine month periods ended September 30, 2011 and 2010 and for the years ended December 31, 2010 and 2009 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report.  Our results for the nine months ended September 30, 2011 are not necessarily indicative of the results that should be expected for the full year ending December 31, 2011.

For the nine month ended September 30, 2011 compared to the same period in 2010

Our consolidated revenues for the nine month period ended September 30, 2011 amounted to  $ 17.1 million, an increase of $15.3 million, as compared to the same period in 2010. During the 2011 period, our consolidated revenues included sales revenues from BT Brunei as well as sale revenues from BT Shantou.   The increase in the 2011 period was primarily due to revenues from BT Brunei sales f ollowing our acquisition of that company which accounted for approximately   $14.4 million of the increase. There were no comparable sales during the 2010 period .  BT Shantou sales revenue in the 2011 period increased to $2.8 million, or 48.7%, as compared to the same period in 2010.   Our strategy is to utilize BT Brunei to continue to increase our customer base for export sales of toys , while continuing to expand our domestic distribution sales channels within China through BT Shantou. As the majority of our revenues in the 2011 period were generated from exports of toys, we are susceptible to the fluctuations and uncertainty of international trading conditions, currency exchange rates, and global financial crisis. In addition, due to the inflation and continuous appreciation of RMB in the past few years which has resulted in an increase in the wholesale price of toys, we will continue to face challenges in finding ways to effectively compete in the pricing of toy products in our domestic and export markets while maintaining our margins.

Cost of revenues amounted to $15.1 million for the nine month period ended September 30, 2011, an increase of  $13.4 million, while cost of revenues as a percentage of revenues decreased to 88.2%  in 2011 from 93.6% for the same period in 2010 due to lower cost of toy products and improved efficiencies in our supply chain.   As a result of increased sales during the 2011 period, we were able to take advantage of more favorable pricing for both the cost of toy products from our suppliers as well as reduced supply chain costs, including logistics, as a result of the increased volume.

 Our gross margin was $2.0 million for the nine months ended September 30, 2011, an increase of $1.9 million, as compared to the same period in 2010. As a percentage of revenues, gross margin was 11.8% for 2011, as compared to 6.4% for the same period in 2010. This increase  was primarily due to higher sales and the resulting volume pricing discussed above.

Operating expenses, composed of selling and general and administrative expenses, amounted to $0.8 million for the nine months ended September 30, 2011, an increase of $0.6 million, as compared to the same period in 2010.   Selling expense was less than 1% of revenue for the nine months ended September 30, 2011 as compared to 3.5% for the same period in 2010.  Selling expenses consists of salaries and related costs associated with BT Shantou’s full-time salesmen employed at our headquarters who staff our toy showroom and are responsible for servicing customers who visit our showroom.  The decline in selling expense as a percentage of revenue in the 2011 period as compared to the 2010 period reflect the increase in sales attributable to BT Brunei. General and administrative expenses amounted to $0.7 million for the nine month period ended September 30, 2011, an increase of $0.6 million, as compared to the same period of 2010. This increase was primarily due to higher salary and employee benefits of approximately $0.1 million due to additional sales employees, coupled with  procurement service fees of approximately $0.4 million paid to Universal Toys, a related party , for toy purchases and arranging delivery of toy products.

 BT Shantou is governed by the Income Tax Law of the People’s Republic of China Concerning Foreign Investment Enterprise and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, BT Shantou is subject to tax at a maximum statutory rate of 25% (inclusive of state and local income taxes).BT Brunei was incorporated in the State of Brunei Darussalam, and are not subject to any corporate income taxes in accordance to the laws and regulations of that country.

Our effective tax rate for the nine months ended September 30, 2011 was negligible since approximately  all  of  the consolidated taxable income was attributable to  BT Brunei's  operating income which were not subject to  corporate income taxes under the Brunei Income Tax Law. BT Shantou was subject to minimal corporate income taxes in the PRC resulting in  less than $21,000 of tax provision  due to abated taxes permanent timing differences.

Our net income amounted to $1.2 million, an increase of $1.3 million, for the nine months ended September 30, 2011, as compared to a net loss of  ($0.1) million for same period in 2010. The increase was primarily due to higher  revenues and gross profit margins, partially offset by an increase of  $0.6 million in selling, general and administrative expenses.

For the year ended December 31, 2010 compared to 2009

Revenues amounted to $2.7 million for the year ended December 31, 2010, an increase of $1.4 million,  compared to the same period in 2009. All revenues in 2010 and 2009 are attributable to BT Shantou .  The increase was primarily due to higher export sales revenue  of approximately $0.8 million, coupled with an increase in domestic market sales of  approximately $0.6 million. We were able to compete effectively both  in marketing our toy products and in price to existing customer base while adding more customers in 2010 as compared to 2009.

Cost of revenues amounted to $2.5 million for the year ended December 31, 2010, an increase of $1.3 million,  while cost of revenues as a percentage of revenues increased slightly to 92.8%  in 2010 from 91.7%  for the same period in 2009. The increase is primarily due to higher cost of  plastic toy products.

Our gross margin was $197,519 for the year ended December 31, 2010,  an increase of $90,345, or 84.3%, as compared to the same period in 2009. As a percentage of revenues, gross margin was 7.2%  for 2010, as compared to 8.3% for the same period in 2009. This decrease  in gross margin was primarily due to higher cost of products.

Our operating expenses, composed of selling and general and administrative expenses, amounted to $278,108  for the year ended December 31, 2010, an increase of  $97,394, or 53.9%,  as compared to the same period in 2009. General and administrative expenses amounted to $194,172  for the year ended December 31, 2010, an increase of $63,376, or 48.5%, as compared to the same period of 2009. This increase was primarily due to higher salary and employee benefits due to additional sales and marketing employees  to serve the sales growth and customers' demand as well as the expansion of our sales network.

Our net loss amounted to ( $94,557)  for the year ended December 31, 2010, as compared to a net loss of  ($69,351) for the same period in 2009. The increase in net loss is due to higher cost of revenues, lower margins and higher general and administrative expenses for 2010 as compared to 2009.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate sufficient cash to meet its operational cash requirements.

We had a working capital of $1.4 million as of  September 30, 2011 as compared to a working capital deficit of $94,221 as of December 31, 2010,  due primarily to higher sales revenues in 2011.

Our primary uses of cash have been for purchases of  toy products, selling, and general and administrative expenses. Our primary sources of cash are derived from revenues from the sales of our toy products.

We expect that our cash on hand and cash flow from operations will be sufficient to sustain our operations for at least the next twelve months.  However, the following trends are reasonably likely to require us to raise additional capital.

•	An increase in working capital requirements to finance near term and long term growth strategy including possible acquisitions ;
•	Increases in capital expenditures, marketing and administrative expenses to support the sales growth of our company;
•	The costs for recruitment and retention of additional management and personnel to support our operations and expansion plans; and
•	The additional costs, including legal accounting and consulting fees, associated with a public company and related compliance activities.

We do not have any external sources of working capital.  We may seek to raise capital through the sale of equity in our company, however, we are not a party to any agreement or understandings at this time and there are no assurances we will be able to raise capital on terms satisfactory to us, or at all.  If we are unable to raise additional capital as may be needed, our ability to grow our company and increase our revenues in future periods will be adversely impacted.   Total current liabilities increased by $2.5 million in 2011  as compared to December 31, 2010 primarily  due  to $0.9 million in advances from customers  for products to be delivered, and $1.0 million due to related parties for working capital advances and toy purchases from Universal Toys, as disclosed in Note 11.

Cash Flows Analysis

For the nine months ended September 30, 2011 compared to the same period in 2010

NET CASH FLOW (USED IN)/ PROVIDED BY OPERATING ACTIVITIES:

Net cash used in operating activities was $0.6 million for the nine months ended September 30, 2011, as compared to net cash provided by operating activities of $0.3 million for the same period in 2010. The decrease resulting from cash used in operating activities was primarily due to an  increase of $4.0 million in accounts receivable from higher sales and prepaid expenses, offset by increases in accounts payable due  to related party as a result of  higher purchases for products and advances from customers for sales orders received.

NET CASH FLOW USED IN INVESTING ACTIVITIES:

Net cash provided by investing activities amounted to $0.3 million for the nine months ended September 30, 2011 as a result of proceeds received from disposition of  building,  with no comparable investing activity for the same period  in 2010.

NET CASH FLOW USED IN FINANCING ACTIVITIES:

Net cash provided by financing activities was $0.4 million for the nine months ended September 30, 2011, as compared to net cash used of $0.2 million for the same period in 2010. The increase in net cash provided by financing activities in 2011 was  due to advances received from related party while the net cash used in financing activities for 2010 was primarily due to repayments to related party.

For the year ended December  31, 2010 compared to the same period in 2009

NET CASH FLOW PROVIDED BY (USED IN)/ OPERATING ACTIVITIES:

Net cash provided by operating activities was $0.3 million for the  year ended December 31, 2010, as compared to net cash used in operating activities of $0.6 million for the same period in 2009. The increase resulting from cash provided by operating activities  for  2010 was primarily due to a  decrease of $0.3 million in  accounts receivable coupled with $0.3 million from inventories due to anticipated export sales,  offset by $0.3 million in prepayments to suppliers of inventory. The  increase in net cash used in operating  activities for 2009 was primarily due to lower inventories and increase in accounts receivable due to export sales.

NET CASH FLOW USED IN INVESTING ACTIVITIES:

There was no cash flow used in or provide by operating activities for the year ended December 31, 2010, as compared to $4,691 cash used for purchases of property, plant and equipment during the same period in 2009.

NET CASH FLOW USED IN FINANCING ACTIVITIES:

Net cash used in financing activities was $0.2 million for the year ended December 31, 2010 primarily due to repayments of advances from related party, while  for the same period in 2009 we had net cash provided of $0.6 million due to advances from related party.

At September 30, 2011 and December 31, 2010, we maintained cash and cash equivalents of $139,742 and $44,377, respectively, in financial institutions located in China.  Cash held in banks in the PRC is not insured. The value of cash on deposit in China has been converted to U.S. dollars based on the exchange rate as of respective balance sheet dates. In 1996, the Chinese government introduced regulations, which relaxed restrictions on the conversion of the RMB; however restrictions still remain, including but not limited to restrictions on foreign invested entities. Foreign invested entities may only buy, sell or remit foreign currencies after providing valid commercial documents at only those banks authorized to conduct foreign exchanges. Furthermore, the conversion of  RMB for capital account items, including direct investments and loans, is subject to PRC government approval. Chinese entities are required to establish and maintain separate foreign exchange accounts for capital account items. We cannot be certain Chinese regulatory authorities will not impose more stringent restrictions on the convertibility and outflow of RMB, especially with respect to foreign exchange transactions. Accordingly, cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

Off Balance Sheet Arrangements

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us as a party, under which we have:

•	Any obligation under certain guarantee contracts,
•	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,
•
Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder’s equity in our statement of financial position, and

•
Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with accepted accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Critical Accounting Policies

The preparation of financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes.  The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition, we have identified the critical accounting policies and judgments addressed below.  We also have other significant accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 2 to our financial statements.  Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available.  Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

Revenue recognition

We follow the guidance of ASC 605, “Revenue Recognition,” and the SEC Staff Accounting Bulletin (SAB) No. 104 and SAB Topic 13 for revenue recognition.  In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable and collectability is reasonably assured.

Revenues for our product sales are recognized when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists through a formal purchase order ; (ii) delivery of the products has occurred and risks and rewards of ownership have passed to the customer; (iii) the selling price is both fixed and determinable based upon an agreement between our company and our customer ; and (iv) collectability is reasonably assured.  For any advance payments from customers, revenues are deferred until such a time when all the four criteria mentioned above are fully met.

Estimates

Significant estimates for the periods reported include the allowance for doubtful accounts which is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers and historical bad debt experience.  This evaluation methodology has proven to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.  However, we are aware that given the current global economic crises, including that of the PRC, meaningful time horizons may change.  We intend to enhance our focus on the evaluation of our customers' sustainability and adjust our estimates as may be indicted.

We rely on assumptions such as volatility, forfeiture rate, and expected dividend yield when calculating the fair value of our derivative liability related to common stock purchase warrants. We also rely on assumptions and estimates to calculate our reserve for obsolete inventory and the depreciation of property, plant and equipment. We make assumptions of expiration of our products held as inventory based on historical experience and if applicable, regulatory recommendation. We also group property plant and equipment into similar groups of assets and estimate the useful life of each group of assets.

Further, we rely on certain assumptions and calculations underlying our provision for taxes in the PRC.  Assumptions and estimates employed in these areas are material to our reported financial conditions and results of operations.  These assumptions and estimates have been materially accurate in the past and are not expected to materially change in the future.  Actual results could differ from these estimates.

PROPERTIES

 Description of Property

Our principal executive offices are located at BT Shatou’s facilities.  BT Shantou’s principal executive offices and toy showroom are located at South Part No.1-101, Nanshe Area, Pengnan Industrial Park on North Yingbinbei Road in Waisha Town of Longhu District in Shantou, Guangdong, China. We lease approximately 16,146 square feet of office space from Yunjia Fashion Clothing Co., Ltd. (the “Yunjia”), a related party, for an annual expense of RMB 72,000 (approximately $11,430).  In addition, Yunjia has orally agreed to allow BT Shantou the right to use 21,258 square feet space at this location for use as a toy showroom.  The lease for BT Shantou’s offices expires on December 31, 2021. Mr. Wei Lin, our Chief Executive Officer and his wife Ms. Guihong Zheng own 80% and 20%, respectively, of  Yunjia.

We operate six retail sales counters located in Dennis Department Stores and at the locations listed below, all of which are located in Henan Province, China:

Store Name	Store Location
CBD Department Store	Inner Ring Road, W.Zhongyi Road, Zhengzhou City
Zhongyuan Department Store	Songshan Road and Mianfang Road, Zhengzhou City
Dashiqiao Department Store	Nanyang Road and Jinshui Road, Zhengzhou City
Fengchan Department Store	Huayuan Road and Fengchan Road, Zhengzhou City
Pingdingshan Department Store	Huafu Mansion at Kuanggong Road and Zhongxin Road, Pingdingshan City
Xinzheng Department Store	Interaction of Renmin Road and Yuqian Road, Xinzheng City

Each location is approximately 66 square feet.  We pay rent based on a percentage of our sales from each location subject to a maximum. Dennis has orally agreed to extend the term of the agreement for these locations until December 31, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At December 30, 2011, upon completion of our acquisition of  BT Brunei, we had 96,078,960 shares of common stock issued and outstanding.  The following table sets forth information known to us as of December 30, 2011 relating to the beneficial ownership of shares of our voting securities by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
•	each director;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Shantou Big Tree Toys Co., Ltd., South Part 1-101, Nanshe Area, Pengnan Industrial Park on North Yingbinbei Road in Waisha Town of Longhu District,  Shantou, Guangdong, China, 515023.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock		Series C Preferred Stock
Name of Beneficial Owner	Number of Shares	% of Class	Number of Shares	% of Class
Wei Lin, CEO and Director(1)	-	-	6,500,000	100%
Chaojun Lin, Director	-	-	-	-
Chaoqun Xian, Director	-	-	-	-
Jiale Cai, CFO	-	-	-	-
All officers and directors as a group (four persons)	-	-	6,500,000	100%
Stephen Walters (2)	43,528,076	45.3%	-	-

Carlingford Investments Limited (3)	40,593,257	42.2%	-	-
China Direct Industries, Inc. (4)	-	-	-	-
Lins (HK) Int’l Trading Limited(5)	-	-	6,500,000	100%

(1)           Mr. Lin is the chief executive officer of our company and a member of the Board of Directors. The number of shares of our Series C Convertible Preferred Stock beneficially owned by Mr. Lin includes: 6,500,000 shares owned by Lins (HK) Int’l Trading Limited (“BT Hong Kong”), a company over which Mr. Lin exercises voting and dispositive control; and excludes shares of the Series C Convertible Preferred Stock issuable upon exercise of options issued by BT Hong Kong to Mr. Lin at an exercise price of $0.00001 per share as follows: (a) 2,080,000  shares currently exercisable and (b) 4,160,000 shares not exercisable within 60 days of the date of this report. The options were granted to Mr. Lin by BT Hong Kong pursuant to an option agreement (the “Option Agreement”) expiring on December 30, 2016 described in note 3 below. Shares issuable to Mr. Lin under the Option Agreement were excluded from the computations of beneficial ownership as such shares are included in the shares owned by BT Hong Kong and are already attributable to Mr. Lin. Holders of the Series C Convertible Preferred Stock are entitled to certain voting rights as provided for in the Certificate of Designations of the Series C Convertible Preferred Stock.

(2)           The number of shares of our common stock beneficially owned by Mr. Walters includes: 2,934,819 shares owned of record by Mr. Walters and 40,593,257 shares owned of record by Carlingford Investments Limited over which Mr. Walters has sole voting and dispositive control and excludes 118,010 shares of our Series B Convertible Preferred Stock owned of record by Mr. Walters and 146,165 shares of our Series B Convertible Preferred Stock owned of record by Carlingford Investments Limited. Mr. Walters address is Bali View Block A4/7, Jl. Cirendeu Raya 40 Jakarta Selatan, 13419 Indonesia.

 (3)           The number of shares of our common stock beneficially owned by Carlingford Investments Limited includes 40,593,257 shares owned of record and excludes 146,165 shares of our Series B Convertible Preferred Stock it owns of record. Mr. Stephen Walters has voting and dispositive control over securities owned by Carlingford Investments Limited.   Carlingford Investments Limited’s address is: 80 Raffles Place, #16-20 UOB Plaza II, Singapore 048624.

(4)           The number of securities beneficially owned by China Direct Industries, Inc. and its subsidiaries excludes: 2,216,020 shares of our Series B Convertible Preferred Stock owned of record by China Direct Investments, Inc. and 846,733 share of our Series B Convertible Preferred Stock owned of record by Capital One Resource Co., Ltd., both of which are subsidiaries of China Direct Industries, Inc. The Series B Convertible Preferred Stock is convertible into 3,062,753 shares of our common stock after giving effect to a 1 for 700 reverse stock split we plan to implement as provided for in the Certificate of Designations of the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has no voting rights. James Wang Ph.D., has voting and dispositive control over securities held by China Direct Industries, Inc. whose address is 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441.

(5)           Wei Lin has voting and dispositive control over the shares of our Series C Convertible Preferred Stock held by BT Hong Kong. Shares owned by BT Hong Kong are subject to the Option Agreement. No beneficial owner entitled to purchase owns more than 10% of the issuer's securities nor is any beneficial owner an officer or director of our company except for Mr. Lin who is entitled to purchase 6,240,000 shares of the Series C Convertible Preferred Stock. We agreed to issue these shares to BT Hong Kong under the terms of the Series C Convertible Preferred Stock we issued in connection with our acquisition of 100% of the shares of BT Brunei. Holders of the Series C Convertible Preferred Stock are entitled to certain voting rights as provided for in the Certificate of Designations of the Series C Convertible Preferred Stock.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change of control of the Company described in Item 5.01 of this Current Report on Form 8-K, we have appointed the following individuals to serve as our executive officers and directors:

Name	Age	Positions
Wei Lin	40	Chief Executive Officer and Chairman of the Board of Directors
Chaojun Lin	48	Director
Chaoqun Xian	29	Director

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led to our conclusion that such person should be serving as a member of our Board of Directors as of the date of this report in light of our business and structure.  In addition to their individual skills and backgrounds which are focused on our industry as well as financial and managerial experience, we believe that the collectively skills and experience of our Board members are well suited to guide us as we make the transition from a company with limited operations to a company which seeks to expand through acquisitions.

Wei Lin. Mr. Lin has over 14 years experience in the operation and management of companies engaged in the sale and distribution of toys and product development.

Chaojun Lin. Ms. Lin has over 16 years  experience in the operation and management of a variety of companies engaged in sales and marketing.

Chaoqun Xian. Ms. Xian has over 6 years experience in the marketing and sales management in the toy distribution business.

Committee of our Board of Directors

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole.  Because none of our directors are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.  Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.  Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.  In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally U.S. GAAP and financial statements,
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
•	understands internal controls over financial reporting, and
•	understands audit committee functions.

Members of the Company’s board of directors have a limited knowledge of U.S. GAAP and internal control over financial reporting.  The Company’s board of directors relies on its outside consultant China Direct Investments to provide assistance with the preparation of U.S. GAAP compliant financial statements and requires additional training and assistance in U.S. GAAP compliance.

EXECUTIVE COMPENSATION

The following table sets forth information concerning cash and non-cash compensation paid by BT Shantou to Mr. Lin for each of the fiscal two years ended December 31, 2010 and December 31, 2009. No current executive officer of ours or any of our subsidiaries received compensation in excess of $100,000 for any of those two years.

Summary Compensation Table (BT Brunei)

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Wei Lin, Chief Executive Officer and Chairman of the Board of Directors(1)	2010	$47,544	-	-	-	-	-	-	$47,544
	2009	$38,035	-	-	-	-	-	-	$38,035

(1)           All amounts are approximate, were paid in RMB and assume a conversion rate of RMB 6.31 to U.S. $1.00. a Mr. Lin was appointed as our Chief Executive Officer and Chairman of the Board on December 30, 2011 and will continue to be paid an annual salary of approximately $47,544 beginning on January 1, 2012. There is no specific term of Mr. Lin’s employment with us.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of our named executive officer outstanding as of December 31, 2011:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Wei Lin	-	-	-	-	-	-	-	-	-

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  Neither Mr. Lin or Ms. Xian received any compensation specifically for their services as a director.  Mr. Lin was paid an annual salary of RMB 100,000 (approximately $18,850) in fiscal 2010 and Ms. Xian was paid an annual salary of RMB 53,000 (approximately $8,400).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we engage in business transactions with related parties. Following is a brief summary of these related party transactions:

BT Shantou purchases products from Universal Toys that it distributes. The sole shareholder of Universal Toys is Mr. Xiaodong Ou,  the brother-in-law of our Chairman and Chief Executive Officer ,  Mr. Wei Lin. All purchases from Universal Toys are made on a purchase order basis.

On June 1, 2010 BT Shantou entered into a 10-year contract manufacturing agreement with Xinzhongyang to produce the Big Tree Magic Puzzle (3D). Pursuant to the agreement, BT Shantou is responsible for product research and development and providing the designs and technical support to Xinzhongyang for production. BT Shantou has contracted to place a monthly order on the fifth day of each month, and Xinzhongyang is required to confirm the order within three business days upon the receipt of the order and begin delivery of the products at Xinzhongyang’s facility on the 15th day after the receipt of the order. In addition to its production requirements, BT Shantou has permitted Xinzhongyang to sell the Big Tree Blocks to third parties. The Chief Executive Officer of BT Shantou, Ms. Guihong Zheng, owns a 16.7% equity interest in Xinzhongyang. Ms. Zheng is the wife of Mr. Wei Lin.  Mr. Lin, Chairman of BT Shantou, owns the remaining 83.3% equity interest in Xinzhongyang.

BT Shantou leases its principal executive offices and toy showroom located at South Part No.1-101, Nanshe Area, Pengnan Industrial Park on North Yingbinbei Road in Waisha Town of Longhu District in Shantou, Guangdong, China from Yunjia . The lease for this facility covers approximately 16,146 square feet of office space for an annual expense of RMB 72,000 (approximately $11,430).  In addition, Yunjia has orally agreed to allow BT Shantou the right to use 21,258 square feet space at this location for use as a toy showroom.  The lease for BT Shantou’s offices expires on December 31, 2021. Mr. Wei Lin, our Chief Executive Officer and his wife Ms. Guihong Zheng own 80% and 20%, respectively, of Yunjia.

On December 30, 2011, we entered into the Debt Exchange Agreements with the holders of $848,878.39 in our outstanding debt whereby we exchanged 820,016 shares of our Series B convertible preferred stock (the “Series B Convertible Preferred Stock”) for this debt.  The following table sets forth the name of the debt holder, amount of debt exchanged and number of shares exchanged:

Name of Holder of Debt	Amount of Debt to be Exchanged	No. of Shares of Series B Convertible Preferred Stock to be Exchanged
Stephen Walters	$122,163.92	118,010
Carlingford Investments Limited	151,309.58	146,165
CFO Oncall, Inc.	37,092.00	35,831
China Direct Investments, Inc.	538,312.89	520,010
Total	$848,878.39	820,016

Stephen Walters is TNSX’s former Chief Executive Officer and Chairman of the Board of Directors and a substantial shareholder of the Company.  In addition, Mr. Walters owns or controls Carlingford Investments Limited.

CFO Oncall, Inc. is owned or controlled by Adam Wasserman, TNSX’s former Chief Financial Officer.

China Direct Investments, Inc. is a wholly owned subsidiary of China Direct Investments, Inc., which has voting and dispositive control over 3,062,753 shares of our Series B Convertible Preferred Stock which is convertible into 3,062,753 shares of our common stock after giving effect to a 1 for 700 reverse stock split we plan to implement as provided for in the Certificate of Designations of the Series B Convertible Preferred Stock (the “Reverse Stock Split”).

As compensation for services under the December 30, 2011 consulting agreement we entered into with China Direct Investments, Inc. and its affiliate Capital One Resource Co., Ltd. (collectively, “China Direct”), we issued China Direct 2,542,743 shares of our Series B Convertible Preferred Stock.  Each share of the Series B Preferred Stock is convertible into one share of our common stock after giving effect to the Reverse Stock Split. The services China Direct provided to us included an evaluation of several different business opportunities, including the acquisition of BT Brunei and BT Shantou.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted in the over-the-counter market on the OTC Bulletin Board under the symbol TNSX.  The reported high and low last sale prices for the common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	Low	High
Fiscal 2009
Quarter ended March 31, 2009	$0.0005	$0.002
Quarter ended June 30, 2009	$0.0005	$0.0034
Quarter ended September 30, 2009	$0.0015	$0.0056
Quarter ended December 31, 2009	$0.002	$0.0069

Fiscal 2010
Quarter ended March 31, 2010	$0.0013	$0.007
Quarter ended June 30, 2010	$0.002	$0.005
Quarter ended September 30, 2010	$0.0018	$0.0028
Quarter ended December 31, 2010	$0.0015	$0.0033

Fiscal 2011
Quarter ended March 31, 2011	$0.0016	$0.0029
Quarter ended June 30, 2011	$0.0014	$0.0033
Quarter ended September 30, 2011	$0.002	$0.0032
Quarter ended December 31, 2011	$0.002	$0.0025

The last sale price of our common stock as reported on the OTC Bulletin Board was $0.0025 per share on December 26, 2011.  As of November 29, 2011, there were approximately 169  record owners of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Dividend Policy

Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. We presently intend to retain all earnings, if any, to implement our business plan and do not anticipate the declaration of any dividends in the foreseeable future. In addition, as a result of Chinese laws our operating subsidiaries may be subject to restrictions on their ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars, or other hard currency, and other regulatory restrictions.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities" of this Current Report.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 and 20,000,000 shares of preferred stock, no par value per share. As of December 30, 2011, there were 96,078,960  shares of our common stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Series B Convertible Preferred Stock

We have designated 5,000,000 shares of our preferred stock as Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) of which we issued 820,016 shares in exchange for $848,878.39 of our debt pursuant to the Debt Exchange Agreements. Each share of the Series B Convertible Preferred Stock is automatically convertible into one share of our common stock, $0.00001 par value after giving effect to an anticipated 1 for 700 reverse stock split of our common stock (the “Reverse Stock Split”) following the date on which we shall have filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Colorado increasing the number of our authorized shares of our common stock or upon completion of the Reverse Stock Split without any action of the holder of the Series B Convertible Preferred Stock.  The number of shares in which the Series B Convertible Preferred Stock are convertible into is not subject to adjustment unless, during the time the shares are outstanding, we were to declare a stock dividend or make other distributions of our common stock or if we were to merge with or transfer our assets to an unrelated entity.

Series B Convertible Preferred Stock

We have designated 6,500,000 shares of our preferred stock as Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”) which we issued in connection with our acquisition of BT Shantou and in exchange for 100% of the issued and outstanding shares of BT Brunei from BT Hong Kong pursuant to the Share Exchange Agreement Agreements. Each share of the Series C Convertible Preferred Stock is automatically convertible into one share of our common stock after giving effect to the Reverse Stock Split following the date on which we shall have filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Colorado increasing the number of our authorized shares of our common stock or upon completion of the Reverse Stock Split without any action of the holder of the Series C Convertible Preferred Stock.  The number of shares in which the Series C Convertible Preferred Stock are convertible into is not subject to adjustment unless, during the time the shares are outstanding, we were to declare a stock dividend or make other distributions of our common stock or if we were to merge with or transfer our assets to an unrelated entity.  Holders of the Series C Convertible Preferred Stock are entitled to elect two directors to our Board of Directors.

Designations Series B Preferred Stock and Series C Preferred Stock

In addition to the rights discussed above, holders of the Series B Preferred Stock and Series C Preferred Stock common stock have no preemptive or other subscription rights and have preference over the holders of our common stock  in the payment of dividends and distributions in the event of liquidation. All outstanding shares of our preferred stock are duly authorized, validly issued, fully paid and non-assessable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Corporation Code permits the indemnification of directors, employees, officers and agents of Colorado corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Colorado Corporation Code.

The provisions of the Colorado Corporation Code that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Colorado law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02                      Unregistered Sales of Equity Securities.

Under the Debt Exchange Agreements Share Exchange Agreement described in Item 1.01 of this report, we exchanged 820,016 shares of our Series B convertible preferred stock (the “Series B Convertible Preferred Stock”) with the holders of an aggregate of $848,878.39 in our outstanding debt.  The following table sets forth the name of the debt holder, amount of debt exchanged and number of shares exchanged:

Name of Holder of Debt	Amount of Debt to be Exchanged	No. of Shares of Series B Convertible Preferred Stock to be Exchanged
Stephen Walters	$122,163.92	118,010
Carlingford Investments Limited	151,309.58	146,165
CFO Oncall, Inc.	37,092.00	35,831
China Direct Investments, Inc.*	538,312.89	520,010
Total	$848,878.39	820,016

*China Direct Investments, Inc. purchased this debt acquired from Stephen Walters for $75,000.00 pursuant to a Bill of Sale and Assignment dated December 30, 2011.

Each share of the Series B Convertible Preferred Stock is automatically convertible into one share of our common stock, $0.00001 par value after giving effect to an anticipated 1 for 700 reverse stock split of our Common Stock  (the “Reverse Stock Split”) following the date on which we shall have filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Colorado increasing the number of our authorized shares of our common stock or upon completion of the Reverse Stock Split without any action of the holders of the Series B Convertible Preferred Stock.  The number of shares in which the Series B Convertible Preferred Stock are convertible into is not subject to adjustment unless, during the time the shares are outstanding, we were to declare a stock dividend or make other distributions of our common stock or if we were to merge with or transfer our assets to an unrelated entity.

Under the Share Exchange Agreement described in Item 1.01 of this report, we exchanged 6,500,000  shares of our Series C Convertible Preferred Stock for 100% of the outstanding shares of BT Brunei owned by BT Hong Kong.. The Series C Convertible Preferred Stock is automatically convertible into one share of our common stock after giving effect to the Reverse Stock Split following the date on which we shall have filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Colorado increasing the number of our authorized shares of our common stock or upon completion of the Reverse Stock Split without any action of the holders of the Series C Convertible Preferred Stock.  The number of shares in which the Series C Convertible Preferred Stock are convertible into is not subject to adjustment unless, during the time the shares are outstanding, we were to declare a stock dividend or make other distributions of our common stock or if we were to merge with or transfer our assets to an unrelated entity.

  In the issuances of our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock , the recipients were accredited investors and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Item 5.01                      Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.06                      Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 1.01 of this Form 8-K, we are no longer a shell company as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Exchange Act of 1934, as amended.

Item 7.01                      Regulation FD Disclosure.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial statements of business acquired

The Audited Financial Statements of BT Shantou as of December 31, 2010 and 2009 and the Unaudited Consolidated Financial Statements of BT Shantou and BT Brunei as of September 30, 2011  and 2010 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)           Pro forma financial information

The unaudited pro forma balance sheet as of  September 30, 2011 and unaudited pro forma statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 to give effect to the acquisition of BT Brunei and BT Shantou are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation - incorporated by reference to the Company's Report filed on Form 10-SB filed on October 27, 1999.
3.2	By Laws - Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 as filed with the SEC on May 9, 2006.
3.3
Certificate of Designation of Series A Convertible Preferred Stock of Transax International, Ltd. Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

4.1	2004 Stock Option Plan, effective January 1, 2004 incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 as filed with the SEC on April 18, 2005.
10.1
Merger Agreement, dated July 22, 2003, by and among the Company, Vega-Atlantic Acquisition Corporation, Transax Limited and certain selling shareholders of Transax International Limited Incorporated by reference to the Company's Annual Report filed on Form 10-KSB for the year ended December 31, 2003 as filed with the SEC on April 14, 2004.

10.2
Securities Purchase Agreement, dated April 1, 2005, by and between the Company and Scott and Heather Grimes - Joint Tenants With Rights of Survivorship - Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on April 6, 2005.

10.3
Investors Registration Rights Agreement, dated April 1, 2005, by and between the Company and Scott and Heather Grimes - Joint Tenants With Rights of Survivorship - Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on April 6, 2005.

10.4
Secured Convertible Debenture, dated April 1, 2005, issued to Scott and Heather Grimes - Joint Tenants with Rights of Survivorship - incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on April 6, 2005.

10.5
Termination Agreement, dated May 17, 2005, related to the 2004 Standby Equity Distribution Agreement by and between the Company and Cornell Capital Partners, LP - Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on May 20, 2005.

10.6
Standby Equity Distribution Agreement, dated May 17, 2005, by and between the Company and Cornell Capital Partners, LP - Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on May 20, 2005.

10.7
Registration Rights Agreement, dated May 17, 2005, by and between the   Company and Cornell Capital Partners, LP - Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on May 20, 2005.

10.8
Placement Agent Agreement, dated May 17, 2005, by and between the Company and Monitor Capital, Inc. Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on May 20, 2005.

10.9
Promissory Note, dated May 17, 2005, issued by the Company to Cornell Capital Partners, LP - Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on May 20, 2005.

10.10
Securities Purchase Agreement, dated October 25, 2005, by and between the Company and Cornell Capital Partners, LP - Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on November 3, 2004.

10.11
Termination Agreement, dated as of January 13, 2006, by and between Transax International, Ltd. and Cornell Capital Partners, LP -  Incorporated by reference to Exhibit 10.9 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

10.12
Letter from Cornell Capital Partners, LP, regarding the surrender of a Promissory Note - Incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

10.13
Investment Agreement, dated as of January 13, 2006, by and between Transax International, Ltd. and Cornell Capital Partners, LP -  Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

10.14
Investor Registration Rights Agreement, dated as of January 13, 2006, by and between Transax International, Ltd. and Cornell Capital Partners, LP - Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

10.15
Warrant, dated as of January 13, 2006, issued to Cornell Capital Partners, LP - Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

10.16
Warrant, dated as of January 13, 2006, issued to Cornell Capital  Partners, LP - Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

10.17
Escrow Agreement dated January 13, 2006, by and among Transax International, Ltd., Cornell Capital Partners, LP and David Gonzalez, Esq. - Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

10.18
Irrevocable Transfer Agent Instructions, dated as of January 13, 2006, by and between Transax International, Ltd. and Cornell Capital Partners, LP - Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K as filed with the SEC on January 20, 2006.

10.19
Investor Relations Agreement, dated January 17, 2006, by and between Transax International Limited and David Sasso - Incorporated by reference to Exhibit 10.11 to the Company's Amended Annual Report on Form 10-KSB/A as filed with the SEC on July 10, 2006.

10.20
Consulting Agreement, dated July 15, 2005, by and between Transax International Limited and Geoff Eiten Incorporated by reference to Exhibit 10.12 to the Company's Amended Annual Report on Form 10-KSB/A as filed with the SEC on July 10, 2006.

10.21
Consulting Agreement, dated March 31, 2005, by and between Transax International Limited and Aiden Capital Management - Incorporated by reference to Exhibit 10.13 to the Company's Amended Annual Report on Form 10-KSB/A as filed with the SEC on July 10, 2006.

10.22
Consulting Agreement, dated January 14, 2005, by and between Transax International Limited and Mirador Consulting, Inc. - Incorporated by reference to Exhibit 10.14 to the Company's Amended Annual Report on Form 10-KSB/A as filed with the SEC on July 10, 2006.

10.23
Service Agreement and Proposal, dated March 20, 2006 by and Between the Company and ROI Group Associates, Inc. - Incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on Form SB-2 as filed with the SEC on May 9, 2006.

10.24
Management Consulting Services Agreement dated July 1, 2007 among Transax International Limited, Transax Limited, and Carlingford Investments Limited - Incorporated by reference to Exhibit 10.1 to the Company's Form 10-QSB as filed with the SEC on November 19, 2007.

10.25
Stock Purchase And Option Agreement dated March 26, 2008 between Transax International Limited and Engetech, Inc.- Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K as filed with the SEC on March 31, 2008.

10.26
Escrow Agreement dated March 26, 2008 among Engetech, Inc., Transax International Limited and Carlton Fields PA. - Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K as filed with the SEC on March 31, 2008.

10.27
Intellectual Property License Agreement dated March 26, 2008 between Medlink Technologies Inc., and Transax International Limited - Incorporated by reference to Exhibit 10.3 to the Company's Form 8-K as filed with the SEC on March 31, 2008.

10.28
Promissory Note dated March 26, 2008 between Engetech, Inc., and Transax International Limited. - Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K as filed with the SEC on March 31, 2008.

10.29
Stock Pledge Agreement dated March 26, 2008 between Engetech, Inc. and Transax International Limited - Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K as filed with the SEC on March 31, 2008.

10.30
Quota purchase and sale agreement and other covenants date April 4, 2011 related to sale of Medlink Conectividade Em Sade Ltda. - Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K as filed with the SEC on April 8, 2011.

10.31	*	Contract Manufacturing Agreement dated June 1, 2010 between Shantou Big Tree Toys Co., Ltd. and Shantou Xinzhongyang Toy Industrial Co., Ltd.
10.32	*	Building Lease Agreement between Shantou Yunjia Fashion Handicraft Co., Ltd. and Shantou Big Tree Toys Co., Ltd. for the period beginning January 1, 2011.
10.33	*	Stock Transfer Agreement dated July 5, 2011 between the shareholders of Shantou Big Tree Toys Co., Ltd. and Big Tree International Co., Ltd.
10.34	*	Option Agreement dated December 29, 2011 between Lins (HK) Intl Trading Limited and certain shareholders of Big Tree International Co., Ltd..
10.35	*	Share Exchange Agreement dated December 30, 2011 between Transax International Limited, Big Tree International Co., Ltd., and Lins (HK) Int’l Trading Limited.
10.36	*	Bill of Sale and Assignment dated December 30, 2011 between Stephen Walters and China Direct Investments, Inc.
10.37	*	Debt Exchange Agreement dated December 30, 2011 between China Direct Investments, Inc. and Transax International Limited.
10.38	*	Debt Exchange Agreement dated December 30, 2011 between Stephen Walters and Transax International Limited.
10.39	*	Debt Exchange Agreement dated December 30, 2011 between Carlingford Investments Limited and Transax International Limited.
10.40	*	Debt Exchange Agreement dated December 30, 2011 between CFO Oncall, Inc. and Transax International Limited.
10.41	*	Consulting Agreement dated December 30, 2011 between Transax International Limited and China Direct Investments, Inc. and Capital One Resource Co., Ltd.
10.42	*	Stock Option Termination Agreement dated December 30, 2011 between Transax International Limited and Laurie Bewes.
10.43	*	Stock Option Termination Agreement dated December 30, 2011 between Transax International Limited and Stephen Walters.
10.44	*	Stock Option Termination Agreement dated December 30, 2011 between Transax International Limited and Adam Wasserman
10.45	*	Management Termination Agreement dated December 30, 2011 between Transax International Limited and Carlingford Investments Limited.
10.46	*	Certificate of Grant of Patent No. HK1133784.
10.47	*	Certificate of Registration of Design No. 0902157.3.
10.48	*	Utility Model Patent Certification No. 1657120 for Patent No. ZL. 2009 2 0292981.6.
10.49	*	Design Patent Certification No. 1321347 for Patent No. ZL 2010 3 0103327.4.
10.50	*	Design Patent Certification No. 1315842 for Patent No. ZL 2009 3 0680023.1.
10.51	*	Trademark Registration of Big Tree Carnival dated December 14, 2010.
10.52	*	Trademark Registration of Big Tree dated December 14, 2010.
10.53	*	Assignment Agreement for patent No. ZL 2009 3 0680023.1 dated December 29, 2011 between Shantou Big Tree Toys Co., Ltd. and Wei Lin.
10.54	*	Assignment Agreement for patent No. ZL 2010 3 0103327.4 dated December 29, 2011 between Shantou Big Tree Toys Co., Ltd. and Wei Lin.
10.55	*	Assignment Agreement for patent No. ZL. 2009 2 0292981.6 dated December 29, 2011 between Shantou Big Tree Toys Co., Ltd. and Wei Lin.
14.1		Code of Ethics - Incorporated by reference to Exhibit 14.1 to the Company's Registration Statement on Form SB-2 as filed with the SEC on May 9, 2006.

21.1	*	Subsidiaries of the Registrant.
23.1	**	Consent of Sherb & Co, LLP
99.1	* *
Audited Financial Statements of Shantou Big Tree Toys Co., Ltd as of December 31, 2010 and 2009 and the Unaudited Consolidated Financial Statements of Big Tree International Co., Ltd for the nine month period ended September 30, 2011.

99.2	* *	Unaudited pro forma balance sheet as of September 30, 2011 and unaudited pro forma statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011.

*           Previously filed
**         Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Transax International Limited

Date: February 8, 2012	By: /s/ Wei Lin
Wei Lin, Chief Executive Officer and Chairman of the Board of Directors